Exhibit 1.1

Company No. SC045551

THE COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

NEW ARTICLES OF ASSOCIATION

of

NATWEST GROUP

public limited company*

Adopted by Special Resolution passed on 29 April 2020

PRELIMINARY

1.            Non-application of statutory regulations

None of the relevant model articles (within the meaning of section 20 of the 2006 Act) nor the regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 or any regulation or articles set out in any statute, or in any statutory instrument or other subordinated legislation made under any statute concerning companies shall apply to the Company.

2.            Definitions and Interpretation

In the Articles (if not inconsistent with the subject or context) the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof.

Words	Meanings

“address”

Includes any number or address (including, in the case of a proxy appointment, an identification number of a participant in the relevant system) used for the purposes of sending or receiving documents or information whether by hard copy, electronic or any other means.

“Applicable Exchange Rate”

Such market rate of exchange as the Directors may consider appropriate for the purchase of any relevant Foreign Currency for Sterling or for any other Foreign Currency on such date as the Directors may consider appropriate.

“the Articles”	These Articles of Association in their present form or as from time to time altered.

* The Company (formerly known as The Royal Bank of Scotland plc) changed its name by resolution of the Directors on 15 July 2020 conforming with the Certificate of Incorporation on Change of Name certificate issued by the Registrar of Companies on 22 July 2020.

“Category II Non-cumulative Dollar Preference Share”	The meaning given in Article 4(D)(1).

“Certificated share”	A share which is not an uncertificated share.

“company communications provisions”	The same meaning as in Section 1143 of the 2006 Act.

“Cumulative Preference Shares”	The 5½ per cent Cumulative Preference Shares and the 11 per cent Cumulative Preference Shares.

“dealing day”	A day, other than a Saturday, Sunday or public holiday in the UK when the London Stock Exchange is open or was due to be open for trading.

“Directors”	The Board of Directors of the Company, or an authorised committee thereof.

“Dividend”	Dividend, distribution and/or bonus.

“electronic form”, “electronic means” and “hard copy form”	The same respective meanings as in Section 1168 of the 2006 Act.

“Foreign Currency”	Any lawful currency other than Sterling.

“In Writing”	Written, or produced by any legible and non-transitory substitute for writing, or partly one and partly another, whether in hard copy form or electronic form.

“the London Stock Exchange”	London Stock Exchange plc.

“Month”	Calendar month.

“New Preference Shares”

The Non-cumulative Dollar Preference Shares and the Category II Non-cumulative Dollar Preference Shares (which classes of non-cumulative preference shares all rank pari passu inter se as regards participation in the profits and assets of the Company), together with any other share in the capital of the Company (other than the Cumulative Preference Shares) which is expressed to rank as regards participation in the profits or assets of the Company in some or all respects pari passu therewith.

“New Shares”	New Preference Shares or any further shares in the capital of the Company issued subsequent to the date of adoption of these Articles.

“Non-cumulative Dollar Preference Shares”	The Non-cumulative Dollar Preference Shares of US$0.01 each in the capital of the Company.

“Office”	The registered office of the Company for the time being.

“Operator”	A person approved by the Treasury as operator of a relevant system under the Uncertificated Securities Regulations.

“Ordinary Shares”	The ordinary shares of 100 pence each in the Company.

“Paid”	Paid or credited as paid.

“Participating class”	A class of shares title to which is permitted by an Operator to be transferred by means of a relevant system.

“Relevant system”

Any computer-based system and procedures, permitted by the Uncertificated Securities Regulations and the rules of the London Stock Exchange, which enable title to units of a security to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters and shall include, without limitation, the relevant system of which Euroclear UK & Ireland Limited is the Operator.

“Seal”	The Common Seal of the Company.

“the Statutes”	The 2006 Act and every other Act (including any orders, regulations or other subordinate legislation made under it) for the time being in force concerning companies and affecting the Company.

“Subsidiary undertaking”	A subsidiary undertaking as defined in Section 1162 of the 2006 Act.

“Transfer Office”	The place where the Register of Members is situate for the time being.

“Uncertificated share”	A share of a class which is for the time being a participating class title to which is recorded in the Register of Members as being held in uncertificated form.

“the Uncertificated Securities Regulations”	The Uncertificated Securities Regulations 2001 as amended from time to time and any provisions of or under the Statutes which supplement or replace such regulations.

“Undertaking”	An undertaking as defined in Section 1161 of the 2006 Act.

“the United Kingdom”	Great Britain and Northern Ireland.

“US$” and “Dollars”	The lawful currency for the time being of the United States of America.

“Year”	Calendar Year.

“5½ per cent Cumulative Preference Shares”	The 5½ per cent Cumulative Preference Shares of £1 each in the capital of the Company.

“11 per cent Cumulative Preference Shares”	The 11 per cent Cumulative Preference Shares of £1 each in the capital of the Company.

The word “Act” related to a particular year refers to the Companies Act of that year.

The expressions “debenture” and “debenture-holder” shall include “debenture stock” and “debenture stockholder” respectively.

The expression “Base Rate” means the Base Rate from time to time of National Westminster Bank Public Limited Company.

The expression “Secretary” shall (subject to the provisions of the Statutes) include any deputy secretary, assistant secretary and any other person appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as joint secretaries shall include any one of those persons.

The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.

Words denoting the singular shall include the plural and vice versa.  Words denoting the masculine gender shall include the feminine gender.  Words denoting persons shall include partnerships, companies and corporations.

References to any statute or statutory provision shall (if not inconsistent with the subject or context) include any statutory modification or re-enactment thereof for the time being in force, whether made before, on or after the date of adoption of the Articles.

Any words or expressions defined in the 2006 Act or the Uncertificated Securities Regulations shall (if not inconsistent with the subject or context) bear the same meaning in the Articles, save that the word “company” shall include any body corporate.

Headings and sub-headings to Articles are inserted for convenience only and shall not affect the construction of the Articles.

Where for any purpose an Ordinary Resolution of the Company is expressed to be required under the provisions of the Articles, a Special Resolution shall also be effective.

The expression “documents” shall include notices, information, notifications, certificates, reports and accounts, financial statements, forms, offer documents, documents needed for the public quotation of securities, deeds, agreements, records, circulars and cheques, warrants or orders in respect of dividends, distributions or interest, summonses, orders or other legal processes and registers.

CHANGE OF NAME

3.            Change of name

The Company may change its name by resolution of the Directors.

SHARE RIGHTS

4.            Share rights

The rights as regards participation in the profits and assets of the Company attaching to the share capital of the Company shall be as specified or referred to below and in Article 4A:

(A)          Dividend rights of cumulative preference shares

The 11 per cent Cumulative Preference Shares and the 5½ per cent Cumulative Preference Shares shall confer the right to a fixed cumulative preferential dividend at the rate of 11 per cent and 5½ per cent per annum respectively on the amounts for the time being paid up or credited as paid up on such shares, to be paid if and so far as in the opinion of the Directors the profits of the Company justify such payments on the 31st day of May and the 31st day of December in every year in respect of the half-years ending on the last preceding day of March or September.  Such dividends shall rank pari passu and pro rata with each other and shall be paid in priority to any dividend on the New Preference Shares or on any other class of share.

(B)          Capital rights of cumulative preference shares

On a winding up or liquidation, voluntary or otherwise the surplus assets of the Company available for distribution amongst the members shall be applied:

FIRSTLY - in paying to the holders of the 11 per cent Cumulative Preference Shares and the 5½ per cent Cumulative Preference Shares respectively the arrears (if any) of the fixed cumulative preferential dividends thereon (whether earned or declared or not and including (i) the amount of any dividend which is due for payment after the date of commencement of winding up or liquidation but which is payable in respect of a half-year period ending on or before such date and (ii) any further amount of dividend payable in respect of the period from the beginning of the half-year period then current to the date of commencement of winding up or liquidation) to the date on which repayment is made, in terms of the immediately succeeding paragraph or, if no such repayment is made, the date of payment of such arrears; and

SECONDLY - in repaying to the holders of the 11 per cent Cumulative Preference Shares and the 5½ per cent Cumulative Preference Shares respectively, the amounts paid up or credited as paid up on such shares together with a premium of 50p per share in the case of the 11 per cent Cumulative Preference Shares and of 20p per share in the case of the 5½ per cent Cumulative Preference Shares.

Any payments made to the holders of the 11 per cent Cumulative Preference Shares and the 5½ per cent Cumulative Preference Shares in terms of paragraphs FIRSTLY or SECONDLY above shall rank pari passu and pro rata with each other and (in the case of payments in terms of paragraph FIRSTLY) in priority to and (in the case of repayments in terms of paragraph SECONDLY) pari passu and pro rata with any payments to be made to the holders of the Non-cumulative Dollar Preference Shares pursuant to Article 4(C)(2) below and to the holders of any other New Preference Shares.

(C)          Non-cumulative dollar preference shares

(1)           The Non-cumulative Dollar Preference Shares shall rank after the Cumulative Preference Shares to the extent specified in this Article 4, and shall rank pari passu inter se and (save as aforesaid) with the Cumulative Preference Shares and with all other New Preference Shares.  They shall confer the rights and be subject to the restrictions set out in this Article 4(C) and shall also confer such further rights (not being inconsistent with the rights set out in this Article 4(C)) as may be attached by the Directors to such shares in accordance with this Article 4(C) prior to allotment.  Whenever the Directors have power under this Article to determine any of the rights attached to any of the Non-cumulative Dollar Preference Shares, the rights so determined need not be the same as those attached to the Non-cumulative Dollar Preference Shares then allotted or in issue.  The Non-cumulative Dollar Preference Shares may be issued in one or more separate series, and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to the Articles.

(2)           Each Non-cumulative Dollar Preference Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings and redemption:

(a)           Income

the right (subject to the provisions of paragraph (b) of this sub-Article, if applicable) to a non-cumulative preferential dividend not exceeding a specified amount payable in Dollars at such rate (which may be fixed or variable and may be subject to recalculation at fixed intervals) on such dates (each a “dividend payment date”) in respect of such periods (each a “dividend period”) and on such other terms and conditions as may be determined by the Directors prior to allotment thereof.  References in the Articles to a “dividend” on the Non-cumulative Dollar Preference Shares include a reference to each dividend in respect of each dividend period applicable thereto and references in this Article 4(C) to dividend payment dates and dividend periods are to dividend payment dates and dividend periods in respect of the Non-cumulative Dollar Preference Shares only.  Such dividends shall be paid in priority to the payment of any dividends on the Ordinary Shares.  The Non-cumulative Dollar Preference Shares shall rank for dividend after the Cumulative Preference Shares, pari passu with all other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other share capital in the Company.

(b)          Further provisions as to income

All or any of the following provisions shall apply in relation to any particular Non-cumulative Dollar Preference Shares if so determined by the Directors prior to allotment thereof:

(i)               if, in the opinion of the Directors, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Non-cumulative Dollar Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on such date on any Cumulative Preference Share, then each such dividend shall be declared and paid in full;

(ii)              if, in the opinion of the Directors, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the Non-cumulative Dollar Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any Cumulative Preference Share, then dividends shall be declared by the Directors pro rata for the Non-cumulative Dollar Preference Shares and such other New Preference Shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend declared per share on each such Non-cumulative Dollar Preference Share and other New Preference Share will bear to each other the same ratio as the dividends accrued per share on each such Non-cumulative Dollar Preference Share and other New Preference Share bear to each other.  If it shall subsequently appear that any such dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

(iii)             if in the opinion of the Directors, the payment of any dividend on any Non-cumulative Dollar Preference Shares would breach or cause a breach of the Bank of England’s capital adequacy requirements applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be declared or paid*‡;

(iv)             subject to sub-paragraph (v) below, the Non-cumulative Dollar Preference Shares shall carry no further right to participate in the profits of the Company and if and to the extent that any dividend or part thereof is on any occasion not paid for the reasons described in sub-paragraph (ii) or (iii) above, the holders of such shares shall have no claim in respect of such non-payment;

(v)              if any dividend or part thereof on any Non-cumulative Dollar Preference Share is not payable for the reasons specified in sub-paragraphs (ii) or (iii) above and if they so resolve, the Directors may, subject to the Statutes, pay a special non-cumulative preferential dividend on the Non-cumulative Dollar Preference Shares at a rate not exceeding one (1) US cent per share (but so that reference elsewhere in this Article to any dividend payable on any Non-cumulative Dollar Preference Shares shall not be treated as including a reference to any such special dividend);

(vi)             if any date on which dividends are payable on Non-cumulative Dollar Preference Shares is not a day on which banks in London and the City of New York are open for business, and on which foreign exchange dealings may be conducted in such cities (“a Dollar Business Day”), then payment of the dividend payable on such date will be made on the succeeding Dollar Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Dollar Business Day;

(vii)            dividends payable on Non-cumulative Dollar Preference Shares shall accrue from and to the dates determined by

‡ Note: the banking supervision functions of the Bank of England were transferred to the Financial Services Authority by the Bank of England Act 1998

the Directors prior to allotment thereof, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of twelve 30 day months, a 360 day year and the actual number of days elapsed in such period;

(viii)           if any dividend stated to be payable on the Non-cumulative Dollar Preference Shares on the most recent dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, no dividends may be declared on any other share capital of the Company (other than the Cumulative Preference Shares), and no sum may be set aside for the payment thereof, unless, on the date of declaration relative to any such payment, an amount equal to the dividend stated to be payable on the Non-cumulative Dollar Preference Shares in respect of the then current dividend period is set aside for the payment in full of such dividend on the dividend payment date relating to the then current dividend period; and

(ix)             if any dividend stated to be payable on the Non-cumulative Dollar Preference Shares on any dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not redeem or purchase or otherwise acquire for any consideration any other share capital of the Company, and may not set aside any sum nor establish any sinking fund for the redemption or purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Dollar Preference Shares in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full.

(c)           Capital

The right on a winding up or liquidation, voluntary or otherwise other than (unless otherwise provided by the terms of issue of such share) a redemption or purchase by the Company of any shares of any class to receive in Dollars out of the surplus assets of the Company available for distribution amongst the members:

(i)               after payment of the arrears (if any) of the fixed cumulative preferential dividends stated to be payable on the Cumulative Preference Shares to the holders thereof in accordance with Article 4(B) FIRSTLY and pari passu with the holders of any other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and in priority to the holders of the Ordinary Shares of the Company a sum equal to:

(A)          the amount of any dividend which is due for payment after the date of commencement of the winding up or liquidation but which is payable in respect of a period ending on or before such date; and

(B)          any further amount of dividend payable in respect of the period from the preceding dividend payment date to the date of payment in accordance with this sub-paragraph (i);

but only to the extent that any such amount or further amount was, or would have been payable as a dividend in accordance with or pursuant to this Article 4(C) (other than pursuant to this provision); and

(ii)              subject thereto, pari passu with the holders of the Cumulative Preference Shares and any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets in priority to the holders of the Ordinary Shares of the Company, a sum equal to the amount paid up or credited as paid up on the Non-cumulative Dollar Preference Shares (including any premium paid to the Company in respect thereof on issue).

If upon any such winding-up or liquidation, the amounts available for payment are insufficient to cover the amounts payable in full on the Cumulative Preference Shares, the Non-cumulative Dollar Preference Shares and on any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets, then the holders of the Cumulative Preference Shares, the Non-cumulative Dollar Preference Shares and such other New Preference Shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled.  No Non-cumulative Dollar Preference Share shall confer any right to participate in the surplus assets of the Company other than that set out in this sub-paragraph (2)(c) of this Article 4(C).

(d)          Receipt of Notices

The right to have sent to the holder of each Non-cumulative Dollar Preference Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company’s Annual Report and Accounts and Interim Financial Statement together with notice of any General Meeting of the Company at which such holder is entitled to attend and vote.

(e)           Attendance and Voting at Meetings

The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in the following circumstances:

(i)               in respect of a Resolution which is to be proposed at the Meeting either varying or abrogating any of the rights attached to the Non-cumulative Dollar Preference Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution);

(ii)              in circumstances where the dividend stated to be payable on the Non-cumulative Dollar Preference Shares in respect of such number of dividend periods as the Directors shall determine prior to allotment thereof has not been declared and paid in full, and until such date as the Directors shall likewise determine; and

(iii)             in such other circumstances as the Directors may determine prior to allotment of the Non-cumulative Dollar Preference Shares,

but not otherwise, together with the right, in such circumstances, if any, as the Directors may determine prior to allotment of the Non-cumulative Dollar Preference Shares, to seek to requisition a General Meeting of the Company for which purpose the Non-cumulative Dollar Preference Shares will be deemed to carry the number of votes determined pursuant to the following sentence.  Whenever holders of Non-cumulative Dollar Preference Shares are so entitled to vote on a Resolution, on a show of hands every such holder who is present in person, and every proxy present who has been duly appointed by any such holder, shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes for each Non-cumulative Dollar Preference Share held as may be determined by the Directors prior to allotment of such Non-cumulative Dollar Preference Shares.

(f)           Redemption

(i)               Unless the Directors shall, prior to the allotment of any series of Non-cumulative Dollar Preference Shares, determine that such series shall be non-redeemable, each series of Non-cumulative Dollar Preference Shares shall, subject to the provisions of the Statutes, be redeemable at the option of the Company in accordance with the following provisions.

(ii)              In the case of any series of Non-cumulative Dollar Preference Shares which are to be so redeemable:

(A)          the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Non-cumulative Dollar Preference Shares by giving to the holders of the Non-cumulative Dollar Preference Shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date.  “Redemption Date” means, in relation to a Non-cumulative Dollar Preference Share, any date which falls no earlier than five years and one day after the date of allotment of the Non-cumulative Dollar Preference Share to be redeemed;

(B)          there shall be paid on each Non-cumulative Dollar Preference Share so redeemed, in Dollars, the aggregate of the nominal amount thereof together with any premium paid on issue together with, where applicable, the Relevant Redemption Premium (defined below) and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date.  “Relevant Redemption Premium” means an amount calculated in accordance with the following formula as applied in relation to a Redemption Date notified under sub-paragraph (A) above which falls within the period of twelve months commencing on the date following the fifth, sixth, seventh, eighth or ninth anniversary of the relevant date of allotment (“the Relevant Date”), as the case may be.  The formula for calculation of the Relevant Redemption Premium shall be

A x B

where:

“A” is the amount of dividend excluding any associated tax credit (not expressed as a percentage) calculated at the date of allotment to which the holder of the Non-cumulative Dollar Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Non-cumulative Dollar Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

“B” in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 66.66 per cent,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 53.33 per cent,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date, is 40.00 per cent,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the eighth anniversary of the Relevant Date, is 26.66 per cent,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the ninth anniversary of the Relevant Date is 13.33 per cent.  No Relevant Redemption Premium shall be payable when the Redemption Date falls after the tenth anniversary of the Relevant Date.  The product of the above formula in respect of a Non-cumulative Dollar Preference Share may, in the Directors’ discretion, be rounded down to the nearest whole cent;

(C)        in the case of a redemption of some only of the Non-cumulative Dollar Preference Shares in any series, the Company shall for the purpose of determining the particular Non-cumulative Dollar Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Directors may approve in the presence of the Auditors for the time being of the Company;

(D)        any Notice of Redemption given under sub-paragraph (ii)(A) above shall specify the applicable Redemption Date, the particular Non-cumulative Dollar Preference Shares to be redeemed and the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Non-cumulative Dollar Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title in respect of such Non-cumulative Dollar Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected.  Upon such Redemption Date, the Company shall redeem the particular Non-cumulative Dollar Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Statutes.  No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

(E)        the provisions of this and the following sub-paragraphs shall have effect in relation to Non-cumulative Dollar Preference Shares for the time being issued and registered in the Register of Members (“Registered Shares”) and represented by certificates (“Certificates”).  Payments in respect of the amount due on redemption of a Registered Share shall be made by Dollar cheque drawn on a bank in London or in the City of New York or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a Dollar account maintained by the payee with a bank in London or in the City of New York.  Such payment will be against presentation and surrender of the relative Certificate at the place or one of the places specified in the Notice of Redemption and if any Certificate so surrendered includes any Non-cumulative Dollar Preference Shares not to be redeemed on the relevant Redemption Date the Company shall within fourteen days thereafter issue to the holder, free of charge, a fresh Certificate in respect of such Non-cumulative Dollar Preference Shares.

All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

(F)         as from the relevant Redemption Date the dividend on the Non-cumulative Dollar Preference Shares due for redemption shall cease to accrue except on any such Non-cumulative Dollar Preference Share in respect of which, upon the due surrender of the Certificate , in accordance with sub-paragraph (E) above, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies.  Such Non-cumulative Dollar Preference Share shall not be treated as having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

(G)        if the due date for the payment of the redemption monies on any Non-cumulative Dollar Preference Shares is not a Dollar Business Day then payment of such monies will be made on the next succeeding day which is a Dollar Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Dollar Business Day; and

(H)        the receipt of the holder for the time being of any Registered Share (or in the case of joint holders the receipt of any one of them) to the place or one of the places specified pursuant to sub-paragraph (D) above in respect of the monies payable on redemption on such Registered Share shall constitute an absolute discharge to the Company.

(g)         Purchase

Subject to the provisions of the Statutes and any other applicable laws, the Company may at any time and from time to time purchase any Non-cumulative Dollar Preference Shares upon such terms as the Directors shall determine provided that, in the case of Non-cumulative Dollar Preference Shares which are listed on the London Stock Exchange, the purchase price, exclusive of expenses and accrued dividends, shall not exceed (i) in the case of a purchase in the open market, or by tender (which shall be available alike to all holders of the Non-cumulative Dollar Preference Shares), the average of the closing middle market quotations of such Non-cumulative Dollar Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last ten dealing days preceding the date of purchase or (if higher), in the case of a purchase in the open market only, the market price on the date of purchase provided that such market price is not more than 105 per cent  of such average and (ii) in the case of a purchase by private treaty, 120 per cent of the closing middle market quotation of such Non-cumulative Dollar Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last dealing day preceding the date of purchase: but so that this proviso shall not apply to any purchase of Non-cumulative Dollar Preference Shares made in the ordinary course of a business of dealing in securities.

(3)       (a)          Save with the written consent of the holders of three-quarters in nominal value of, or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of, the Non-cumulative Dollar Preference Shares, the Directors shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Non-cumulative Dollar Preference Shares.

(b)        The special rights attached to any series of Non-cumulative Dollar Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any New Shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with or after such Non-cumulative Dollar Preference Shares.  Any new shares ranking in some or all respects pari passu with such Non-cumulative Dollar Preference Shares may without their creation or issue being deemed to vary the special rights attached to any Non-cumulative Dollar Preference Share then in issue either carry rights identical in all respects with such Non-cumulative Dollar Preference Shares or any of them or carry rights differing therefrom in any respect, including, but without prejudice to the generality of the foregoing, in that:

(i)             the rate or means of calculating the dividend may differ and the dividend may be cumulative or non-cumulative;

(ii)            the New Shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

(iii)           the New Shares may be denominated in Sterling or in any Foreign Currency;

(iv)           a premium may be payable on return of capital or there may be no such premium;

(v)            the New Shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Non-cumulative Dollar Preference Shares; and

(vi)           the New Shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Dollar Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

(D)       Category II non-cumulative dollar preference shares

(1)         The rights as regards participation in profits and assets of the Company, receipt of notice, attendance and voting at meetings and redemption attaching to the Category II Non-cumulative Dollar Preference Shares of US$0.01 each in the capital of the Company (“Category II Non-cumulative Dollar Preference Shares”) shall be as provided by this Article 4(D).

(2)         Article 4(C) (in its present form or as from time to time altered) shall apply to the Category II Non-cumulative Dollar Preference Shares but with the following modifications:

(a)         subject to (b) below, for any reference (however worded and whether express or implied) to Non-cumulative Dollar Preference Shares there shall be deemed to be substituted a reference to Category II Non-cumulative Dollar Preference Shares;

(b)          references to “New Preference Shares” shall be deemed to include the Non-cumulative Dollar Preference Shares;

(c)         in Article 4(C)(2)(e) the words “and on such terms” shall be deemed to be inserted after “such circumstances” and the words “for which purpose the Non-cumulative Dollar Preference Shares will be deemed to carry the number of votes determined pursuant to the following sentence” shall be deemed to be deleted;

(d)         in relation to any Category II Non-cumulative Dollar Preference share allotted prior to 16 January 1997 or allotted on exchange of any Exchangeable Capital Securities, Series A of the Company, in Article 4(C)(2)(f)(ii)(A) the last sentence shall be deemed to be deleted and the following deemed to be substituted therefor:

““Redemption Date” means, in relation to any Category II Non-cumulative Dollar Preference Share, any date which either (i) falls no earlier than such date (if any) as may be fixed by the Directors, prior to allotment of that share, as being the earliest date on which the Company may redeem such share, and the date so fixed shall be no earlier than five years and one day, and no later than ten years and one day, after the relevant date of allotment, or (ii) if no date is fixed by the Directors as aforesaid under (i) above in relation to that share, falls no earlier than five years and one day after the date of allotment of the Category II Non-cumulative Dollar Preference Share to be redeemed”;

(e)         in relation to any Category II Non-cumulative Dollar Preference Shares allotted on or after 16 January 1997 (other than on exchange of any Exchangeable Capital Securities, Series A of the Company), sub-paragraphs (A) and (B) of Article 4(C)(2)(f)(ii) shall be deemed to be deleted and the following deemed to be substituted therefor:

(A)           the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Category II Non-cumulative Dollar Preference Shares by giving to the holders of the Category II Non-cumulative Dollar Preference Shares to be redeemed not less than 30 days nor more than 60 days prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date.  “Redemption Date” means, in relation to a Category II Non-cumulative Dollar Preference Share, any date which falls no earlier than three years and one day (or such longer period (if any) as may be fixed by the Directors prior to allotment of such Share) after the date of allotment of the Category II Non-cumulative Dollar Preference Share to be redeemed (“the Relevant Date”) (provided that the Directors may determine prior to allotment that a Redemption Date must, in addition to falling as aforesaid, fall on such anniversary (or on such anniversaries) of the date of allotment as may be fixed by the Directors prior to allotment);

(B)           there shall be paid on each Category II Non-cumulative Dollar Preference Share so redeemed, in Dollars, the aggregate of the nominal amount thereof together with any premium paid on issue together with, where applicable, the Relevant Redemption Premium (defined below) and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date.  “Relevant Redemption Premium” means an amount calculated in accordance with such one (if any) of the following three formulae as applied in relation to a Redemption Date notified under sub-paragraph (A) above which falls within the period of twelve months commencing on the date following the third, fourth, fifth, sixth or seventh anniversary of the Relevant Date, as the case may be, as may be determined by the Directors prior to the Relevant Date.  The formula for calculation of the Relevant Redemption Premium shall be:

(a)        A x B

where:

“A” is the amount of dividend excluding any associated tax credit (not expressed as a percentage) calculated at the date of allotment to which the holder of the Category II Non-cumulative Dollar Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Category II Non-cumulative Dollar Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

“B” in relation to a Redemption Date falling within the period of twelve months commencing on the day following the third anniversary of the Relevant Date, is 66.66 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fourth anniversary of the Relevant Date, is 53.33 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 40.00 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 26.66 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date is 13.33 per cent; or

(b)        C x D

where:

“C” is the amount of dividend excluding any associated tax credit (not expressed as a percentage) calculated at the date of allotment to which the holder of the Category II Non-cumulative Dollar Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Category II Non-cumulative Dollar Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

“D” in relation to a Redemption Date falling within the period of twelve months commencing on the day following the third anniversary of the Relevant Date, is 50 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fourth anniversary of the Relevant Date, is 40 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 30 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 20 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date is 10 per cent; or

(c)       E x F

where:

“E” is the amount of US$25; and

“F” in relation to a Redemption Date falling within the period of twelve months commencing on the day following the third anniversary of the Relevant Date, is 33.33 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fourth anniversary of the Relevant Date, is 26.66 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 20 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 13.33 per cent.,

or

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date, is 6.66 per cent.

No Relevant Redemption Premium shall be payable when the Redemption Date falls after the eighth anniversary of the Relevant Date.  The product of any of the above formulae in respect of a Category II Non-cumulative Dollar Preference Share may, in the Directors’ discretion, be rounded down to the nearest whole cent.

The Directors may, in their discretion, determine in relation to any Category II Non-cumulative Dollar Preference Share, prior to the Relevant Date, that none of the above formulae shall apply, in which event no Relevant Redemption Premium shall be payable;”, and

(f)          notwithstanding the terms of sub-paragraph (e) above, in relation to any Category II Non-cumulative Dollar Preference Shares allotted on or after 14 January 2000 (other than on exchange of any Exchangeable Capital Securities, Series A of the Company) the provisions of sub-paragraph (A) and (B) set out in sub-paragraph (e) above shall have effect subject to the following modifications:

(i)             the reference in sub-paragraph (A) to three years and one day shall be deemed to be a reference to five years and one day;

(ii)            notwithstanding the terms of sub-paragraph (B), a Relevant Redemption Premium shall only be payable when the relevant Redemption Date falls after the tenth anniversary of the Relevant Date and on or prior to the twentieth anniversary of the Relevant Date (the ‘‘redemption premium period’’). The formula for calculation of such Relevant Redemption Premium (subject to rounding down as specified in sub-paragraph (B)) shall be as specified in (iii) below.  The Directors may, in their discretion, determine in relation to any Category II Non-cumulative Dollar Preference Share, prior to the Relevant Date, that no Relevant Redemption Premium shall be payable;

(iii)           the formula for calculating the Relevant Redemption Premium shall be:

A x B

where:

‘‘A’’ is as defined in sub-paragraph (e) above;

‘‘B’’ is, in relation to any Redemption Date falling within the redemption premium period, a percentage determined from the table below by reference to the anniversary of the Relevant Date specified in the left-hand column which is the latest to occur prior to that Redemption Date:

Anniversary of the
Relevant Date	Percentage
tenth	50%
eleventh	45%
twelfth	40%
thirteenth	35%
fourteenth	30%
fifteenth	25%
sixteenth	20%
seventeenth	15%
eighteenth	10%
nineteenth	5%

(g)         in relation to any particular Category II Non-cumulative Dollar Preference Shares allotted on or after the date of passing of resolution 17 set out in Appendix 2 to the circular letter to shareholders dated 15th March 2004, all of the following provisions shall apply if (but only if) the Directors so determine prior to allotment thereof:

(i)             the Directors may, in their sole and absolute discretion, resolve prior to any dividend payment date that the dividend on such Category II Non-cumulative Dollar Preference Shares, or part thereof, shall not be paid on that dividend payment date.  If the Directors resolve as aforesaid, then none or (as the case may be) part only of the dividend shall be declared and/or paid.  The Directors shall not be bound to give their reasons for exercising their discretion under this sub-paragraph, and the Directors may exercise their discretion in respect of a dividend notwithstanding the previous setting aside of a sum to provide for payment of that dividend;

(ii)            to the extent that any dividend or part of a dividend on any Category II Non-cumulative Dollar Preference Shares is, on any occasion, not paid by reason of the exercise of the Directors’ discretion pursuant to sub-paragraph (i) above, the holders of such shares shall have no claim in respect of such non-payment;

(iii)           if any dividend or part of a dividend on any Category II Non-cumulative Dollar Preference Shares has, on any occasion, not been paid by reason of the exercise of the Directors’ discretion under sub-paragraph (i) above:

(1)         the provisions of sub-paragraphs (viii) and (ix) of Article 4(C)(2)(b) shall not apply in respect of such non-payment;

(2)         such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other Category II Non-cumulative Dollar Preference Shares, or on any preference share capital of the Company expressed to rank pari passu with the Category II Non-cumulative Dollar Preference Shares, (b) the setting aside of sums for the payment of such dividends, (c) (subject to (4) below) the redemption, purchase or other acquisition of shares in the Company by the Company, or (d) (subject to (4) below) the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by the Company;

(3)         no dividend may be declared or paid on any share capital ranking after the Category II Non-cumulative Dollar Preference Shares as regards participation in profits (including the Ordinary Shares) until such time as the dividend stated to be payable on the Category II Non-cumulative Dollar Preference Shares to which the non-payment relates in respect of a dividend period has thereafter been declared and paid in full; and

(4)         the Company may not redeem or purchase or otherwise acquire for any consideration any share capital ranking after the Category II Non-cumulative Dollar Preference Shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Category II Non-cumulative Dollar Preference Shares to which the non-payment relates in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full;

(iv)           if there is any conflict between the provisions of this Article 4(D)(2)(g), as they apply to any Category II Non-cumulative Dollar Preference Shares, and any other provisions of Article 4(C) or this Article 4(D) applying to such Category II Non-cumulative Dollar Preference Shares, the provisions of this Article 4(D)(2)(g) shall prevail.  In Article 4(C)(2)(a), the words “, and subject to the provisions of Article 4(D)(2)(g), if applicable” shall be deemed to be inserted after “if applicable” in the first sentence, and in Article 4(C)(2)(b) the words “(subject to the provisions of Article 4(D)(2)(g), if applicable)” shall be deemed to be inserted after “such dividend shall” in sub-paragraph (i) and after “dividends shall” in sub-paragraph (ii);

(v)            in determining the sum payable on any Category II Non-cumulative Dollar Preference Shares pursuant to Article 4(C)(2)(c)(i) on a winding up or liquidation, the Directors’ discretion under sub-paragraph (i) above shall be disregarded save in so far as such discretion was actually exercised prior to the making of the determination;

(vi)           in calculating the Relevant Redemption Premium (if any) payable in respect of any Category II Non-cumulative Dollar Preference Shares, the component “A” in the formula for such calculation shall be determined on the assumption that there shall be no exercise by the Directors of their discretion under sub-paragraph (i) above in respect of such Category II Non-cumulative Dollar Preference Shares; and

(vii)          for the avoidance of doubt, no series of Category II Non-cumulative Dollar Preference Shares shall be treated as ranking after any other New Preference Shares with which it is expressed to rank pari passu as regards participating in profits, by reason only of the provisions set out in this Article 4(D)(2)(g) being included in the terms of issue applicable to that series, or any dividend on that series not being paid by virtue of this Article 4(D)(2)(g);

(h)         in relation to any particular Category II Non-cumulative Dollar Preference Shares allotted after the date of adoption of the Articles, the proviso in sub-paragraph (2)(g) of Article 4(C) which specifies a maximum price for purchases by the Company of Non-cumulative Dollar Preference Shares which are listed on the London Stock Exchange shall not apply in relation to such Category II Non-cumulative Dollar Preference Shares unless the Directors expressly determine otherwise prior to allotment thereof.

(3)         For the avoidance of doubt, the Category II Non-cumulative Dollar Preference Shares are, for the purposes of Article 4(C), New Preference Shares expressed to rank pari passu with the Non-cumulative Dollar Preference Shares as regards participation in surplus profits and surplus assets.

(E)          Subject to the provisions of Article 4 and to the special rights attached to the Non-cumulative Dollar Preference Shares and the Category II Non-cumulative Dollar Preference Shares and to any special rights which are or may be attached to any other class of shares (i) the profits of the Company available for dividend and resolved to be distributed shall be distributed by way of dividend amongst the holders of the Ordinary Shares and (ii) on a winding up or liquidation, voluntary or otherwise, the residue, if any, of the surplus assets of the Company available for distribution amongst the members shall belong to the holders of the Ordinary Shares and be divided amongst them in proportion to the amounts paid up or credited as paid up on such shares held by them respectively.

4A.         Non-cumulative preference shares: supplementary provisions

(1)           The provisions of Article 4 regarding redemption of any series of non-cumulative preference shares are subject to paragraph (2) below.

(2)           Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, and without prejudice to the Directors’ power under Article 5, the Directors may determine the terms, conditions and manner of redemption of any series of Non-cumulative Dollar Preference Shares or Category II Non-cumulative Dollar Preference Shares allotted after the date of adoption of the Articles prior to allotment thereof, and such terms, conditions and manner of redemption may differ (in whole or in part) from the provisions in Article 4 regarding redemption which would otherwise apply.

(3)           Notwithstanding any other provision of the Articles, in relation to any New Preference Shares which are allotted after the date of adoption of the Articles, the proviso in sub-paragraph (2)(g) of Article 4(C), in the case of Non-cumulative Dollar Preference Shares (a proviso which specifies a maximum price for purchases by the Company of shares of the class in question which are listed on the London Stock Exchange) shall not apply in relation to purchases of such New Preference Shares unless the Directors expressly determine otherwise prior to allotment thereof.

5.            Shares with special rights and redeemable shares

(1)           Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued (which special rights may be varied or abrogated only in the manner provided by Article 6), any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether in regard to participation in the profits or assets of the Company, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination or in pursuance of any power conferred on the Directors by the Articles or by Ordinary Resolution, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are to be liable, to be redeemed and the Directors may determine the terms, conditions and manner of redemption of any such shares.

(2)           Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued (which special rights may be varied or abrogated only in the manner provided by Article 6), and notwithstanding the provisions of paragraph (1) above, any preference share in the Company may be issued with such rights, and subject to such restrictions, as the Directors may determine prior to allotment or otherwise in accordance with their terms.  Such rights and restrictions may relate to participation in the profits or assets of the Company, receipt of notices, attendance and voting at meetings, conversion into other shares or redemption, and other rights and restrictions may also be attached.  If rights or restrictions relating to redemption are attached, the Directors may determine the terms, conditions and manner of redemption.  The preference shares may be denominated in different currencies.  Notwithstanding the foregoing, the Directors may not determine under this paragraph (2) the terms of issue of any shares to which the provisions of Article 4 and 4A are stated on issue to apply.

5A           If, at any time, the Company has convertible securities in issue, the conversion of such convertible securities of the Company may be effected in such manner as the Directors shall from time to time determine and, without prejudice to the generality of the foregoing, may be effected by:

(A)          a capitalisation of any profit or reserve in accordance with Article 137 and the allotment and issue of fully paid shares to the holders of the convertible securities;

(B)          a share consolidation and/or sub-division;

(C)          an alteration by resolution of the Directors of the terms of the convertible securities including, without limitation, so as to:

(i)                reduce or eliminate any rights to attend, vote or speak at a General Meeting of the Company, any rights to receive notices or copies of the Company’s Annual Report and Accounts and interim financial information, any rights to dividends and distributions and/or any rights to capital on a winding-up or liquidation;

(ii)               provide for the delivery or surrender of the convertible securities to the Company or as it may direct for no consideration; and

(iii)              authorise the Secretary (or any other person appointed for the purpose by the Directors) as agent for the holders of the convertible shares to execute on behalf of such holders such documents as are necessary in connection with such delivery or surrender without obtaining the sanction of the holder or holders thereof, in each case provided that the relevant holders of the convertible securities have, simultaneously with, or prior to, such alteration, received the securities (fully paid) to which they are entitled on conversion of the convertible securities;

(D)          a redemption or repurchase of securities out of the profits of the Company which would otherwise be available for distribution to the holders of any class of shares with the holders of the convertible securities subscribing for or acquiring, simultaneously with such redemption or repurchase, the appropriate number of securities (fully paid) to which they are entitled on conversion of the convertible securities and the holders shall be deemed irrevocably to authorise and instruct the Secretary (or any other person appointed for the purpose by the Board of Directors) to subscribe for or acquire such securities, as agent on the holder’s behalf; or

(E)          a redemption or repurchase of securities out of the proceeds of a fresh issue of shares with the holders of the convertible securities subscribing for or acquiring, simultaneously with such redemption or repurchase, the appropriate number of securities (fully paid) to which they are entitled on conversion of the convertible securities and the holders shall be deemed irrevocably to authorise and instruct the Secretary (or any other person appointed for the purpose by the Board of Directors) to subscribe for or acquire such securities, as agent on the holder’s behalf, or any combination of such means.

VARIATION OF RIGHTS

6.            Method of varying class rights

Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up.  To every such separate General Meeting all the provisions of the Articles relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting a quorum as above defined is not present, any two holders of shares of the class present in person or by proxy shall be a quorum). The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed separate classes.

7.            When share rights deemed to be varied

The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

ALTERATION OF CAPITAL

8.            New shares

All new shares shall be subject to the provisions of the Statutes and of the Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

9.            (A)          Rights on sub-division

Any resolution authorising the Company to sub-divide its shares may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

(B)          Fractions arising

Where there has been a consolidation or division of shares and, as a result, shareholders are entitled to fractions of shares, the Directors may sell the shares representing the fractions to any person including the Company for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion among the holders of the shares.  Where the shares to be sold are held in certificated form, the Directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser, and where such shares are held in uncertificated form, the Directors may do all acts or things they consider necessary or expedient to effect the transfer of the shares to the purchaser or a person nominated by the purchaser.  Where any holder’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the Directors in their discretion, that holder’s portion may be distributed to an organisation which is a charity for the purposes of the law of Scotland or England and Wales.  The purchaser of any shares shall not be bound to see to the application of the proceeds of sale, and his title to the shares not be affected by any irregularity or invalidity of the proceedings in relation to the sale.

10.          Purchase of own shares

Unless otherwise provided by the terms of issue, the rights attached to any New Preference Share shall not be deemed to be varied or abrogated by the purchase or redemption by the Company of any of its shares ranking as regards participation in the profits or assets of the Company pari passu with or postponed to such share.

SHARES

11.          Shares at the disposal of the Directors

Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto and of the Articles, all new shares in the Company shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.  No share in the Company may be allotted (a) for cash in a currency other than that in which it is denominated or (b) for a consideration other than cash unless the value ascribed thereto is denominated in the same currency as such share.

12.          Commission

In addition to all other powers of paying commissions, the Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted.  The Company may also on any issue of shares pay such brokerage as may be lawful.  Subject to the Statutes, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in another.

13.          Renunciation

The Directors may at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.  In this Article “allottee” includes provisional allottee and any person in whose favour an allotment has been previously renounced.

14.          Interests not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by the Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder or, in the case of a share warrant, in the bearer of the warrant for the time being.

EVIDENCE OF TITLE TO SHARES

15.          Uncertificated Shares

(A)          Pursuant and subject to the Uncertificated Securities Regulations, the Directors may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class.  Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is for the time being a participating class.  The Directors may also, subject to compliance with the Uncertificated Securities Regulations and the rules of any relevant system, determine at any time that title to shares of any class may from a date specified by the Directors no longer be evidenced otherwise than by a certificate or that title to shares of such a class shall cease to be transferred by means of any particular relevant system.  For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class of shares which are separate from certificated shares with the same rights.

(B)          In relation to a class of shares which is, for the time being, a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(i)            the holding of shares of that class in uncertificated form;

(ii)           the transfer of title to shares of that class by means of a relevant system; and

(iii)          any provision of the Uncertificated Securities Regulations.

(C)          Shares of a class which is for the time being a participating class may be changed from uncertificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and the Directors shall record on the register of members that the shares are held in certificated or uncertificated form as appropriate.

16.          Certificated shares

(A)          Subject to the provisions of the Uncertificated Securities Regulations, the rules of any relevant system and the Articles, every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered as a member in the register of members in respect of any shares of any one class upon the issue or transfer thereof shall be entitled without payment to a certificate therefor: (i) in the case of issue, within one month (or such longer period as the terms of issue shall provide) after allotment; or (ii) in the case of a transfer of fully paid shares, within fourteen days after lodgement of a transfer or receipt of the relevant Operator-instruction by the Company; or (iii) in the case of a transfer of partly paid shares within two months after lodgement of a transfer or receipt of the relevant Operator-instruction by the Company; or (iv) or upon payment of such reasonable charge (if any) for every certificate after the first as the Directors shall from time to time determine to several certificates, each for one or more of his shares of any class.

(B)          The Company shall not be bound to register more than four persons as the joint holders of a share and in the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate for each class of shares so held and delivery of a certificate to one of such persons shall be deemed sufficient delivery to all.

(C)          A member who has transferred some but not all of the shares comprised in a share certificate shall be entitled to a certificate for the balance without charge.

17.          Authentication and form of certificates

Every certificate for shares or debentures or other securities of the Company shall (except to the extent that the terms and conditions for the time being relating thereto otherwise provide) be issued under the Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and (subject as hereinafter provided) shall bear the autographic signatures at least of one Director and the Secretary.  Provided that the Directors may by resolution determine, either generally or in any particular case or cases, that such signatures or either of them shall be dispensed with or shall be affixed by some method or system of mechanical signature or that certificates may be signed or authenticated by some other person or persons.  Every such certificate shall specify the number and class of shares, debentures or other securities to which it relates and the amount paid up thereon.  No certificate shall be issued representing shares, debentures or other securities of more than one class.  No certificate need be issued in respect of shares, debentures or other securities held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange or any other person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate as provided herein.  Notwithstanding the foregoing provisions of this Article, the Directors may by resolution determine, either generally or in any particular case or cases, that certificates for shares, debentures or other securities shall bear the signatures or facsimile signatures of two authorised officers of the Company and need not be issued under the Seal or an official seal.

18.          Cancellation and replacement of certificates

(A)          Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for all such shares issued in lieu subject, if the Directors so require, to payment of the reasonable out of pocket expenses of the Company in providing the same.

(B)          If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

(C)          If a share certificate shall be damaged, defaced, worn out, or alleged to have been lost, stolen or destroyed, it shall be replaced by a new certificate on request without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating the evidence and preparing the indemnity as the Directors may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company.

(D)          In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

CALLS ON SHARES

19.          Power to make calls

The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue thereof made payable at fixed times.  Each member shall (subject to being given at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.  A call may be revoked or postponed as the Directors may determine.

20.          Time when call made

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

21.          Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

22.          Interest payable

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 5 per cent per annum above the Base Rate, or in the absence of any Base Rate, 20 per cent per annum) as the Directors determine and all expenses that may have been incurred by the

Company by reason of such non-payment, but the Directors shall be at liberty in any case or cases to waive payment of such interest and expenses wholly or in part.

23.          Deemed calls

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of the Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable.  In the case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24.          Differentiation of calls

The Directors may at any time and from time to time differentiate between the holders as to the amount of calls to be paid and the times of payment.

25.          Payment of calls in advance

The Directors may if they think fit receive from any member willing to advance the same all or any part of the monies (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the monies so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding the Base Rate or, in the absence of any Base Rate, 12 per cent  per annum) as the member paying such sum and the Directors agree upon.  The Directors may at any time repay monies paid in advance of calls upon giving to the member not less than one month’s notice in writing.

FORFEITURE, SURRENDER AND LIEN

26.          Notice requiring payment of calls on default

If a member fails to pay the whole or any part of any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

27.          Content of notice

The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

28.          Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls, interest, costs, charges and expenses due in respect thereof has been received by the Company, be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture.  The Directors may accept a surrender of any share liable to be forfeited hereunder.  When a share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share.  No forfeiture will be invalidated by any omission to give such notice.  An entry of the fact and date of forfeiture shall be made in the Register of Members.

29.          Sale of forfeited shares

A share so forfeited or surrendered shall become the property of the Company and may (subject to the provisions of the Statutes) be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit.  The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

30.          Extinction of rights

A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 5 per cent  per annum above the Base Rate or, in the absence of any Base Rate, 20 per cent  per annum (or in either case such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment but the Directors may waive payment of such moneys and/or interest either wholly or in part and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender.

31.          Company to have lien on shares

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Company shall also, insofar as is permitted by the Statutes, have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not.  The Company’s lien (if any) on a share shall extend to all dividends or other moneys payable thereon or in respect thereof.  The Directors may waive any lien which has arisen and may declare any share to be exempt wholly or partially from the provisions of this Article.

32.          Enforcement of lien by sale

The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of death or bankruptcy.

33.          Application of proceeds

The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists so far as the same are presently payable and any residue shall (upon surrender to the Company for cancellation of the certificate (if any) for the shares sold and subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale.  For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

34.          Giving effect to the sale

A statutory declaration in writing that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate (if any) delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

35.          Transfers

Subject to such of the restrictions of the Articles as may be applicable:

(i)            any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and accordingly no provision of the Articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

(ii)           any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the Directors may approve.

36.          Execution of transfers

The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee.  The transferor shall be deemed to remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.  All instruments of transfer which are registered may be retained by the Company.

37.          Right to decline to register transfer of partly paid shares

The Directors may in their absolute discretion and without assigning any reason therefor decline to register any transfer of shares (not being fully paid shares) provided that where any such share is listed on the London Stock Exchange, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.  If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction is received, send to the transferee notice of the refusal.

38.          Further rights to decline to register transfer

(A)          The Directors may only decline to register a transfer of an uncertificated share in the circumstances set out in the Uncertificated Securities Regulations, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

(B)          The Directors may decline to register any transfer of a certificated share unless:

(i)            the instrument of transfer is lodged at the Transfer Office or at such other place as the Directors may from time to time determine accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)           the instrument of transfer is in respect of only one class of share; and

(iii)          in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

39.          No fee payable for registration of transfers

No fee will be charged by the Company in respect of the registration of any instrument of transfer or confirmation or probate or letter of administration or certificate of marriage or death or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares.

DESTRUCTION OF DOCUMENTS

40.          Destruction of documents

The Company shall be entitled to destroy (a) all share certificates which have been cancelled at any time after the expiration of one year from the date of such cancellation, and (b) all notifications of change of name and address and all dividend mandates which have been cancelled or have ceased to have effect at any time after the expiration of two years from the date of the recording of such notification or, as the case may be, the date of such cancellation or cessation, and (c) all instruments of transfer of shares which have been registered at any time after the expiration of six years from the date of registration thereof, and (d) any other documents on the basis of which any entry in the Register of Members has been made at any time after the expiration of six years from the date of the first entry in the Register of Members in respect thereof, and it shall conclusively be presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.

Provided always that:

(i)            The provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(ii)           Nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

(iii)          References herein to the destruction of any document include references to the disposal thereof in any manner.

TRANSMISSION OF SHARES

41.          Transmission

In case of the death of a registered shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

42.          (A)           Registration on death, bankruptcy, etc

Subject to the provisions of the preceding Article any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as provided elsewhere in the Articles) upon such evidence being produced as may from time to time properly be required by the Directors (and in the case of shares in uncertificated form, subject to the facilities and requirements of the relevant system) either (a) be registered as holder of the share in a representative capacity or (b) be registered himself as holder of the share or (c) transfer such share to some other person.  The Directors shall, in any case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death, bankruptcy or other event giving rise to the transmission of his entitlement by operation of law, as the case may be.

(B)          Election for registration

The intimation to the Company, by or on behalf of any person becoming entitled to a share in accordance with paragraph (A) of this Article, of the evidence therein required shall be deemed to be a request by such person to be registered as holder of the share in a representative capacity unless such person shall otherwise elect as aftermentioned, provided always that such registration shall not impose any personal liability upon such person in respect of the share.  If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing in a form acceptable to the Directors signed by him stating that he so elects and if he shall elect to have another person registered he shall testify his election by, in respect of shares in certificated form, executing to that person a transfer of the share or, in respect of shares in uncertificated form, making such other arrangements as are consistent with the Uncertificated Securities Regulations and the facilities and requirements of the relevant system for their transfer to such person.  All the limitations, restrictions and provisions of the Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member, or other event giving rise to the transmission of his entitlement by operation of law, had not occurred and the notice or transfer were a transfer signed by that member.

43.          Rights of persons entitled by transmission

Save as otherwise provided by or in accordance with the Articles, a person becoming entitled to a registered share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share; Provided that the Directors may at any time give notice requiring such person to elect either to be registered or to transfer the share and, if the notice is not complied with within such period (being not less than 42 days) as the Directors may fix, the Company may thereafter:

(a)           withhold payment of all dividends and other monies payable in respect of the share (but any such action shall not constitute the Company a trustee in respect of any such dividends or other monies) and suspend any other advantages to which such person would otherwise be entitled in respect of the share until the requirements of the notice have been complied with; and/or

(b)          sell the share at the best price reasonably obtainable in such manner as the Directors think fit and, subject to the provisions of the Articles generally, the provisions of Article 44(B) shall apply to such sale.

UNTRACED SHAREHOLDERS

44.          (A)           Power to dispose of shares of untraced shareholders

The Company shall be entitled to sell at the best price then reasonably obtainable the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:

(i)            during the period of twelve years ending on the date of the publication of the advertisement referred to in sub-paragraph (ii) below (or, if published on different dates, the later or latest thereof) at least three cash dividends (whether interim or final) have become payable on or in respect of the shares in question but all dividends or other moneys payable on or in respect of such shares during such period remain unclaimed; and

(ii)           the Company shall have inserted an advertisement in at least two newspapers with a national circulation in the United Kingdom and one newspaper circulating in the area in which the last known address of the member or the address at which service of notices upon such member or other person may be effected in accordance with the Articles is located, giving notice of its intention to sell the said shares; and

(iii)          during the said period of twelve years and the period of three months following the date of the publication of the said advertisement (or, if published on different dates, the later or latest thereof) the Company shall have received indication neither of the whereabouts nor of the existence of such member or person; and

(iv)          if the shares in question are listed on the London Stock Exchange, notice shall have been given to the London Stock Exchange of the Company’s intention to make such sale.

(B)          Sale procedure and application of proceeds

To give effect to any such sale the Company may appoint some person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto.  The Directors may authorise the conversion of shares to be sold which are certificated shares into uncertificated shares, and vice versa (so far as is consistent with the Uncertificated Securities Regulations and the facilities and requirements of the relevant system) for their transfer to, or in accordance with the directions of, the transferee.  The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount.  No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

GENERAL MEETINGS

45.          Types of general meetings

An Annual General Meeting shall be held once in every year, at such time (subject to the Statutes) and place as may be determined by the Directors.

46.          Directors’ power to call general meetings

The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed to convene a General Meeting. The Directors shall determine the means by which persons entitled to attend and participate in a General Meeting shall be permitted to do so in accordance with Article 53. Such means shall include attendance and participation at a physical meeting place and, as determined by the Directors, whether simultaneous attendance and participation shall be permitted at a satellite meeting place and/or by electronic means.

47.          Application to class meeting where no variation of rights involved

The provisions of the Articles relating to General Meetings shall apply, with necessary modifications, to any separate meeting of the holders of any class of shares of the Company held otherwise than in connection with the variation or abrogation of the rights attached to shares of the class.  All matters to be resolved at any such separate meeting shall, unless otherwise required by the Articles or by statute, be resolved by Special Resolution, meaning for the purposes of this Article a resolution duly passed by a majority consisting of not less than three-quarters of the votes given upon the resolution at such meeting of which notice specifying the intention to propose the resolution as a Special Resolution shall have been duly given.

NOTICE OF GENERAL MEETINGS

48.          Period of notice

Subject to the Statutes, an Annual General Meeting shall be called by not less than twenty one days’ notice, and any other General Meeting shall be called by not less than fourteen days’ notice or by not less than such minimum notice period as is permitted by the Statutes (exclusive in every case of the day on which it is served or deemed to be served and of the day for which it is given), given in manner specified in the Articles to the auditors and to all members other than such as are not under the provisions of the Articles entitled to receive such notices from the Company: Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

(A)          in the case of an Annual General Meeting, by all the members entitled to attend and vote thereat; and

(B)          in the case of any other General Meeting by a majority in number of the members having a right to attend and vote thereat being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

A notice of General Meeting may specify a time, being not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register of Members in order to have the right to attend or vote at the meeting.  Changes made to the entries on the Register of Members after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting.  In calculating the abovementioned period of 48 hours, no account shall be taken of any part of a day that that is not a working day (within the meaning of section 1173 of the 2006 Act).

49.          Contents of notice

(A)          Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to exercise all or any of his rights to attend and to speak and vote at the meeting and that a proxy need not be a member of the Company.

(B)          In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

(C)          In cases where forms of appointment of proxy are sent out with notices, the accidental omission to send such forms of appointment of proxy to, or the non-receipt of such forms of appointment of proxy by, any person entitled to receive notice shall not invalidate the proceedings at any General Meeting.

(D)          In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect.

(E)          In the case of a General Meeting at which the Directors have resolved persons shall be entitled to attend and participate simultaneously at a satellite meeting place or places in accordance with Article 53, the notice shall state the location of such satellite meeting place(s).

(F)          In the case of a General Meeting at which the Directors have resolved persons shall be entitled to attend and participate simultaneously by electronic means in accordance with Article 53, the notice shall state the means of attendance and participation as determined by the Directors and any access, identification and security arrangements determined by the Directors in accordance with the Articles.

50.          Routine business

Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:

(A)          sanctioning or declaring dividends;

(B)          considering and adopting the accounts, the reports of the Directors and Auditors and other documents required to be annexed to the accounts;

(C)          re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting);

(D)          fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed;

(E)          appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement by rotation or otherwise.

51.          Notice of resolutions

The Directors shall on the requisition of members in accordance with the provisions of the Statutes, but subject as therein provided:

(A)         Give to the members entitled to receive notice of the next Annual General Meeting, notice of any resolution which may properly be moved and is intended to be moved at that meeting;

(B)          Circulate to the members entitled to have notice of any General Meeting, any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

52.          Postponement of general meetings

If the Directors, in their absolute discretion, consider that it is impractical or unreasonable for any reason to hold a General Meeting on the date or at the time or place specified in the notice calling the General Meeting (or to permit participation and attendance at any of the declared satellite meeting place(s) and/or by any electronic means specified in the notice calling the General Meeting), they may postpone the General Meeting to another date, time and place (which may include participation and attendance at any satellite meeting place(s) and/or by any electronic means).  When a meeting is so postponed, notice of the date, time and place of the postponed meeting (and of any satellite meeting place(s) and/or details of participation by electronic means) shall be placed in at least two newspapers with a national circulation in the United Kingdom.  Notice of the business to be transacted at such postponed meeting shall not be required.

PROCEEDINGS AT GENERAL MEETINGS

53.          Meetings at more than one place and/or participation by electronic means

(A)          Provided a physical meeting has also been proposed, the Directors may resolve to enable persons entitled to attend and participate in such meeting to do so:

(1)           by simultaneous attendance and participation at a satellite meeting place or places anywhere in the world; and/or

(2)           by simultaneous attendance and participation by electronic means.

(B)          A General Meeting may be held at more than one place if:

(1)           the notice convening the meeting specifies that it shall be held at more than one place; or

(2)           the Directors resolve, after the notice convening the meeting has been given, that the meeting shall be held at more than one place; or

(3)           it appears to the chairman of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend.

(C)          Attendance at a General Meeting may be partly by electronic means if:

(1)           the notice convening the meeting specifies the instructions for participation by electronic means; or

(2)           the Directors resolve, after the notice convening the meeting has been given, that participation in the meeting by electronic means may be permitted,

and where the Directors resolve to enable persons to attend and participate by electronic means the Directors shall determine in their absolute discretion the form and adequacy of such electronic means.

(D)          A General Meeting held at more than one place and/or partly by electronic means is duly constituted and its proceedings are valid if (in addition to the other provisions of the Articles relating to General Meetings being satisfied) the chairman of the meeting is satisfied that facilities (whether electronic or otherwise) are available to enable each person present at each place to participate in the business of the meeting.

(E)         Each person present who would be entitled to count towards the quorum in accordance with the provisions of Article 54 shall be counted in the quorum for, and shall be entitled to vote at, the meeting. The inability, for any reason, of any person entitled to attend any meeting place and/or participate in the business of the meeting by way of electronic means will not invalidate the proceedings of that meeting. The meeting is deemed to take place at the place at which the chairman of the meeting is present (the “principal place”).

(F)          If it appears to the chairman of the meeting that the facilities at the principal place or any other meeting place or to facilitate participation by electronic means have become inadequate for the purposes referred to in paragraph (D) above, then the chairman of the meeting may, in his absolute discretion, without the consent of the meeting, interrupt or adjourn the meeting.  All business conducted at that meeting up to the time of that adjournment shall be valid.  The provisions of Articles 60 and 61 shall apply to such adjournment.

(G)        The Directors may, for the purpose of facilitating the organisation and administration of any General Meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a General Meeting at the principal place shall be subject to the arrangements as may be for the time being in force whether stated in the notice of meeting to apply to that meeting or notified to the members concerned subsequent to the provision of the notice of the meeting.

54.          Quorum

No business other than the appointment of a chairman of the meeting shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business.  Five members present and entitled to vote at such meeting shall be a quorum for all purposes.

55.          If quorum not present

If within fifteen minutes from the time appointed for a General Meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved.  In any other case it shall stand adjourned to such other day and at such other time and place and with such other means of participation (including any satellite meeting place or places and/or by electronic means) as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine; in the latter case (subject to Section 307A(7) of the 2006 Act), not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.  If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote at such meeting shall be a quorum.

56.          Security arrangements

The Directors may direct that persons wishing to attend any General Meeting should submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to, or to authorise one or more persons who shall include a Director or the Secretary or the chairman of the meeting to, refuse entry to, or to eject from, such General Meeting any person who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions, including whether participating at a satellite meeting place or places and/or by electronic means.

57.          Chairman

The Chairman of the Directors, failing whom one of any Deputy Chairmen failing whom one of any Vice-Chairmen (to be chosen, if more than one are present and in default of agreement amongst themselves, by lot) shall preside as chairman at a General Meeting.  If there be no such Chairman or Deputy Chairman or Vice-Chairman, or if at any meeting none of them be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present and entitled to vote at such meeting shall choose one of their number) to be chairman of the meeting.  The chairman of the meeting who presides pursuant to this Article may, at any time during a General Meeting of the Company, nominate any Director of the Company to be the chairman of the meeting for the remainder of or for any part of the meeting.

58.          Orderly Conduct

The chairman of the meeting shall take such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the chairman’s decision, taken in good faith, on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature. Where the Directors resolve to enable persons to attend and participate in a meeting by simultaneous attendance and participation by electronic means pursuant to Article 53, the Directors or the chairman of the meeting may make any arrangement or impose any restriction they or he considers appropriate to ensure the identification of those participating in the meeting by electronic means and the security of the electronic communications. Any such arrangement or restriction must, in the opinion of the Directors or the chairman of the meeting (as relevant), be proportionate to achieving the objective of this Article 58.

59.          Entitlement to attend and speak

Each Director shall be entitled to attend and speak at any General Meeting of the Company and at any separate General Meeting of the holders of any class of shares in the Company.  The chairman of the meeting may invite any person to attend and speak at any General Meeting of the company whom the chairman of the meeting considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

60.          Adjournments

The chairman of the meeting may with the consent of any General Meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, with such other means of simultaneous attendance and participation as the chairman of the meeting may determine.  In addition, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or, in the case of a meeting held at more than one place, other places), with such other means of simultaneous attendance and participation as the chairman of the meeting may determine, where it appears to him that (a) the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting, (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or, (c) adjournment is otherwise necessary so that the business of the meeting may be properly conducted.  Nothing in this Article shall limit any other power vested in the chairman to adjourn the meeting.  No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

The chairman of the meeting may adjourn the meeting notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting.  Any such member may nevertheless (without prejudice to the other provisions of the Articles)

execute a form of proxy for the adjourned meeting which, if delivered by him to the chairman of the meeting or the Secretary of the Company, shall be valid even though it is given at less notice than would otherwise be required by the Articles.

61.          Time and place of adjourned meetings

When a meeting is adjourned sine die, the time and place, and (if applicable) means of simultaneous participation and attendance at a satellite meeting place or places and/or by way of electronic means, for the adjourned meeting shall be fixed by the Directors.  When a meeting is adjourned for 30 days or more or sine die not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of an original meeting.  Save as aforesaid and save as expressly provided in Article 55, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

62.          Amendments to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.  In the case of a resolution duly proposed as a Special Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.  In the case of a resolution duly proposed as an Ordinary Resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or the chairman of the meeting decides in his absolute discretion that it may be considered or voted upon.

63.          Method of voting

Unless the Directors otherwise determine, a vote on a resolution at a General Meeting shall be taken and decided on a poll. Any votes on a poll may be cast by such means as the Directors in their sole discretion consider appropriate. If the Directors determine that a resolution is to be put to the vote at any General Meeting on a show of hands, a poll may be demanded, before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll as hereinafter mentioned, by:

(A)          the chairman of the meeting; or

(B)          not less than three members present personally or by proxy and entitled to vote: or

(C)         the depository for the time being under any deposit agreement between the Company and such depository providing for the deposit of any New Preference Shares, provided such depository is present in person and entitled to vote; or

(D)          a member or members present personally or by proxy and representing not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

(E)          a member or members present personally or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

64.          Declaration of result and conduct of poll

A demand for a poll may be withdrawn only with the approval of the chairman of the meeting and if it is so withdrawn:

(a)           before the result of a show of hands is declared, the meeting shall continue as if the demand had not been made; or

(b)          after the result of a show of hands is declared, the demand shall not be taken to have invalidated the result,

but if a demand is withdrawn, the chairman of the meeting or other member or members so entitled may himself or themselves demand a poll.  Unless a poll be duly demanded (and the demand be not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.  If a poll is duly demanded (and the demand be not withdrawn), it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place (including at any satellite meeting place or places and/or permit participation and attendance by electronic means) and time fixed by him for the purpose of declaring the result of the poll.

65.          When poll to be taken

A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either immediately or at such subsequent time (being not more than thirty days after the date of the meeting at which the poll was demanded) and place (which may include participation and attendance at any satellite meeting place or places and/or by any electronic means) as the chairman of the meeting may direct.  No notice need be given of a poll not taken immediately.

66.          Continuance of meeting

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

VOTES OF MEMBERS

67.          Right to vote

Subject to any special rights or restrictions as to voting attached by or in accordance with the Articles to any class of shares and to the provisions of the Articles, on a show of hands every member who is present personally, and every proxy present who has been duly appointed by a member entitled to vote on the resolution, shall (subject to Section 285(2) of the 2006 Act) have one vote and on a poll every member who is present personally or by proxy shall have one vote for each 25p in nominal amount of the shares held by him.

68.          Votes of joint holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether personally or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

69.          Member under incapacity

A member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by such court, and any such committee, receiver, curator bonis or other person may vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Transfer Office, or at such other place (if any) as is specified for the delivery of instruments of proxy in accordance with the Articles, not later than the latest time for delivery or receipt of appointments of proxy under Article 75.

70.          Calls in arrears

No member shall, unless the Directors otherwise determine, be entitled in respect of shares held by him to vote at a General Meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of shares in the Company remains unpaid.

71.          Objection to voting

If (i) any objection shall be raised to the qualification of any person to vote or to the admissibility of any vote or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs.  Any objection or error raised or pointed out in due time shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman of the meeting decides that the same may have affected the decision of the meeting.  The decision of the chairman of the meeting on such matters shall be final and conclusive.

72.          Votes on a poll

On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

73.          Proxy need not be a member

A proxy need not be a member of the Company.

74.          Form and execution of proxies

An appointment of a proxy shall be in any usual or common form or in any other form which the Directors may prescribe or accept and, in the case of an instrument in writing:

(a)           in the case of an individual shall be signed by the appointor or by his attorney; and

(b)          in the case of a corporation shall be either given under its common seal or executed in any manner prescribed by the Statutes to have the same effect as if given under the common seal of the corporation or signed on its behalf by an attorney or duly authorised officer of the corporation.

The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer.  The signature on such instrument need not be witnessed.

In addition the Directors may determine that a proxy may be appointed by telephone, fax, electronic means or by means of a website, subject to such terms and conditions relating thereto as they may impose and to the Statutes.

A member may appoint more than one proxy in relation to a General Meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that member.

Without limiting the foregoing, in relation to any shares in uncertificated form, the Directors may permit a proxy to be appointed by electronic means and/or by means of a website in the form of an uncertificated proxy instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such uncertificated proxy instruction to be made by a further uncertificated proxy instruction.  The Directors may in addition prescribe the method of determining the time at which any such instruction or notification is to be treated as received by the Company.  The Directors may treat any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

75.          Delivery of forms of proxy

(A)          An appointment of a proxy (together with any evidence of authority required by the Directors pursuant to the immediately preceding Article) must:

(a)           in the case of an instrument in writing, be delivered to such place or one of such places (if any) as may be specified for that purpose in, or by way of note to, or in any documents accompanying, the notice convening the meeting or any notice of any adjournment (or, if no place is so specified, to the Transfer Office); and

(b)          in the case of an appointment made by electronic means, be received at such address as may have been specified for that purpose in (i) the notice convening the meeting or notice of any adjournment, (ii) any instrument of proxy sent out by the Company in relation to the meeting or adjourned meeting, or (iii) any invitation to appoint a proxy issued by the Company in relation to the meeting or adjourned meeting, in each case not later than:

(1)        in the case of a meeting or adjourned meeting, forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting;

(2)        in the case of a poll taken more than forty-eight hours after it is demanded, not later than twenty-four hours before the time appointed for the taking of the poll, and

(3)        in the case of a poll not taken during the meeting or adjourned meeting but taken not more than forty-eight hours after it was demanded, (i) in accordance with sub-paragraph (1) above, or (ii) at the meeting or adjourned meeting at which the poll was demanded to the chairman of the meeting, Secretary or any Director, and, subject to paragraph (B) of this Article, in default shall not be treated as valid; provided that an appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered or received for the purposes of any meeting shall not require again to be delivered or received in relation to any subsequent meetings to which it relates.  No appointment of a proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution or, in the case of an appointment contained in a document sent by electronic means, the date it was sent.

(B)          A Director, the Secretary or some person authorised for the purpose by the Secretary may, in the case of an instrument appointing a proxy in writing:

(a)           accept a photocopy, or a copy delivered by facsimile transmission, of the instrument appointing the proxy (and of the power of attorney (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Directors); and/or

(b)          accept an instrument appointing a proxy which has not been properly executed or is not supported by the relevant documents as required by paragraph (A) of this Article as a valid instrument of proxy where such person determines, in good faith, that the documents deposited indicate in sufficient detail the member’s intention to appoint a proxy.

(C)          The Directors may in their discretion determine that in calculating the latest time for delivery or receipt of an appointment of a proxy under paragraph (A) above, no account shall be taken of any part of a day that is not a working day (within the meaning of Section 1173 of the 2006 Act).

76.          Differing proxies

When two or more valid but differing appointments of proxy are delivered in respect of the same share for use at the same meeting, the one which is last delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last delivered or received, the chairman of the meeting shall determine, taking account of such matters as he considers appropriate, which appointment shall be treated as valid, or whether any of them are valid, and his decision shall be final and conclusive.

77.          Issue of forms of proxy

Subject to the provisions of the Statutes, the Directors may, if they think fit, at the expense of the Company, issue forms of proxy for use by the members with or without prepaid postage and with or without inserting therein the names of any of the Directors or any other person as proxies.

78.          Rights conferred by form of proxy

An appointment of a proxy shall be deemed to include the right to demand or join in demanding a poll, and shall be deemed to confer authority to vote on any resolution or amendment of a resolution put to the meeting for which it is given (including, for the avoidance of doubt, any resolution which properly comes before the meeting where notice of the same was not included in the notice of the meeting nor specific reference thereto made in the appointment of a proxy) as the proxy thinks fit.  An appointment of a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

79.          Intervening events etc

(A)          A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of proxy or of the authority under which the appointment was executed provided that no intimation of such death, insanity or revocation shall have been received by the Company at the Transfer Office or such other place (if any) as is specified for the delivery of instruments of proxy or, in the case of an appointment of proxy contained in a document sent in electronic form, at the address at which such appointment was duly received, in each case in accordance with the Articles prior to one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at, or on the same day as, the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

(B)         A vote given or poll demanded by proxy or by a representative of a corporation shall be valid notwithstanding that he has not voted in accordance with any instructions given by the member by whom he is appointed.  The Company is not bound to check or ensure that a person appointed as a proxy or representative of a corporation has in fact voted (or abstained from voting) in accordance with any such member’s instructions.

RESTRICTIONS ON VOTING AND OTHER SHARE RIGHTS

80.          (A)           Disenfranchisement

Without prejudice to any other rights or remedies of the Company where, in respect of any shares in the Company (“the default shares”, which expression shall include any further shares which are allotted or issued in respect of such shares), any holder of such shares or other person appearing to be interested in such shares fails to comply with any notice (in this Article called a “statutory notice”) given to that holder or other person by the Company pursuant to Part 22 of the 2006 Act or, in purported compliance with such a statutory notice, makes a statement which is false in a material particular, then not earlier than fourteen days after the service of such statutory notice, the Directors may serve upon such holder a notice (in this Article called a “disenfranchisement notice”) stating or to the effect that the default shares and, if the Directors so determine, any other shares held by the holder shall from the service of the disenfranchisement notice confer on him, and on any transferee to which any of such shares are transferred other than pursuant to an approved transfer (as defined in paragraph (D) of this Article) or pursuant to paragraph (B)(i) of this Article, no right to attend or vote, in person or by proxy, either at any General Meeting of the Company or at any separate General Meeting of the holders of the shares of the relevant class or to exercise any other right conferred by membership in relation to any such meeting.

(B)          Other restrictions

Where the default shares are Ordinary Shares representing at least 0.25 per cent in nominal value of the issued ordinary share capital as at the date of service of the disenfranchisement notice, the disenfranchisement notice may also at the discretion of the Directors (subject in the case of (i) below, to the requirements of the Uncertificated Securities Regulations) direct that:

(i)            no transfer of any of the shares held by such holder shall be registered unless (a) such holder is not himself in default as regards supplying the information requested and the transfer is part only of such holder’s holding and, when presented for registration, is accompanied by a certificate by such holder in a form satisfactory to the Directors to the effect that, after due and careful enquiry, such holder is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer or (b) such transfer is an approved transfer; and/or

(ii)           any dividend or other moneys which would otherwise be payable on the default shares shall be retained by the Company in whole or in part without any liability to pay interest thereon when such moneys are finally paid to such holder and the holder shall not be entitled to elect pursuant to Article 132 to receive shares instead of that dividend.

(C)          Cessation of disenfranchisement

Any disenfranchisement notice shall have effect in relation to default shares in accordance with its terms but shall cease to have effect:

(i)            on the expiry of seven days after the Company has received in writing all information required by it in respect of those default shares pursuant to every statutory notice served on the holder of such shares and each other person appearing to be interested in such shares; or

(ii)           when the Company receives notice that an approved transfer to a third party has occurred; or

(iii)          if and to the extent that the Directors so determine.

(D)          Person interested in shares; approved transfers

For the purposes of this Article 80:

(a)           a person shall be treated as appearing to be interested in any shares if the holder of such shares has given to the Company information in pursuance of a notice served under Section 793 of the 2006 Act and either (a) the holder has named such person as being so interested, or (b) (after taking into account the said information and any other relevant information received in pursuance of a notice served under the said Section) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

(b)          A transfer of Ordinary Shares is an approved transfer if, but only if:

(i)             it is a transfer to an offeror by way of or in pursuance of acceptance of a takeover offer (as defined for the purposes of Chapter 3 of Part 28 of the 2006 Act) for the Company; or

(ii)            the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a person unconnected with the holder or with any other person appearing to be interested in such shares (including any such sale made through a recognised investment exchange or any stock exchange outside the United Kingdom on which the Company’s ordinary shares (or rights in respect of those shares) are normally traded).  For the purposes of this sub-paragraph (ii) any associate (as defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares.

CORPORATIONS ACTING BY REPRESENTATIVES

81.          Authority of representatives

Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company.  The Directors or any Director or the Secretary may (but shall not be bound to) require evidence of the authority of any such representative.

DIRECTORS

82.          Limit on number of directors

Subject as hereinafter provided the Directors shall not be more than twenty-five in number.  The Company may by Ordinary Resolution from time to time vary the maximum number of Directors.

83.          Directors need not be members

A Director shall not be required to hold any shares of the Company by way of qualification.  A Director who is not a member of the Company shall nevertheless be entitled to receive notice of and attend and speak at General Meetings and all separate meetings of the holders of any class of shares of the Company.

84.          Directors’ fees

Each of the Directors may be paid a fee at such rate as may from time to time be determined by the Directors provided that the aggregate of all fees so paid to Directors shall not exceed £1,000,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the Company (whether before or after the date of adoption of the Articles).  Such fees shall accrue from day to day and in the case of any Director shall, unless and to the extent that the Directors otherwise determine, be independent of any remuneration to which such Director may be entitled under any other provision of these Articles or in respect of any other office or appointment under the Company or any other company in which the Company may be interested.

85.          Expenses

The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee or General Meetings or otherwise in or about the business of the Company or the discharge of his duties as a Director, including (without limitation) any professional fees incurred by him (with the approval of the Directors or in accordance with any procedures stipulated by the Directors) in taking independent advice in connection with the discharge of such duties.

86.          Extra remuneration

Any Director who is appointed to any executive office (including for this purpose the office of Chairman or Deputy Chairman or Vice-Chairman whether or not such office is held in an executive capacity) or who serves on any committee or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

87.          (A)          Retirement and other benefits

Without prejudice to the general power of the Directors under the Articles to exercise on behalf of the Company (by establishment or maintenance of schemes or otherwise) all the powers of the Company to give or procure the giving of pensions, annuities or other allowances or benefits to or for the benefit of any person, and without restricting the generality of their other powers, the Company and the Directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits or other allowances and benefits to any Director or ex-Director of: (i) the Company; (ii) any company which is a subsidiary undertaking of the Company; (iii) a company which is allied to or associated with the Company or any such subsidiary undertaking; or (iv) any predecessor in business of the Company or any other company as referred to in (ii) and (iii) above and to the husbands, wives, widowers, widows, children, families, dependants and personal representatives of any such Director or ex-Director. For the purpose of providing any such pensions or other benefits, the Company and the Directors shall have power to establish or contribute to any trust, scheme, association, arrangement or fund or to pay premiums, and shall have power to establish trusts, schemes, associations, arrangements or funds considered to be for the benefit of any such persons aforesaid.  A Director or ex-Director shall not be accountable to the Company or the members for any such pension, allowance or other benefit and the receipt of the same shall not disqualify any person from being or becoming a Director of the Company.

(B)          Insurance

Without prejudice to the provisions of Article 157, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest, whether direct or indirect, or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of or any other body, whether or not incorporated (“body”), owned by or in which an interest is owned by the Company or any such other company, or who are or were at any time trustees of any pension fund or employees’ share scheme in which employees of the Company or any such other company or subsidiary undertaking or body are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking, body, pension fund or employees’ share scheme.

88.          (A)          Directors’ interests in contracts with the Company

Subject to the provisions of the Statutes and Article 103, a Director or alternate Director may be a customer of the Company or of any of its subsidiary undertakings or be party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way interested and he may hold and be remunerated (in addition to any other remuneration provided for by or pursuant to any other Article) in respect of any office or place of profit (other than the office of Auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (unless otherwise agreed) the Director may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.

(B)          Appointments with other companies

A Director of the Company may (subject to Article 91, where applicable) be or become a director or other officer of, or otherwise interested in, any undertaking promoted by the Company or in which the Company may be interested, and (unless otherwise agreed) shall not be accountable to the Company or the members for any remuneration, profit or other benefit received by him as a director or officer of, or from his interest in, such other undertaking.  The Directors may also cause the voting power conferred by the shares in any other undertaking held or owned by the Company to be exercised in such manner in all respects as they think fit, including the exercise thereof in favour of any resolution appointing themselves or any of them to be directors, officers or servants of such other undertaking, or voting or providing for the payment of remuneration to the directors, officers or servants of such other undertaking.

89.          (A)          Executive office

The Directors may from time to time appoint one or more of their body to be holder of any executive office (including, where considered appropriate, the office of Chairman, Deputy Chairman or Vice-Chairman, Managing, Joint Managing, Deputy or Assistant, Managing

Director or Chief, Deputy Chief or Assistant Chief Executive (whether such position is held solely or jointly)) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

(B)          When termination of appointment automatic

The appointment of any Director to any of the executive offices specifically mentioned in paragraph (A) above shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(C)          When termination of appointment not automatic

The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise in which event the termination of his office if he ceases to be a Director shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

90.          Delegation of powers

The Directors may entrust to and confer upon any Director or other person any of the powers exercisable by them as Directors upon such terms and conditions (including the power to sub-delegate) and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

91.          Directors’ interests:  authorisation of conflict situations by Directors

(A)          For the purposes of Section 175 of the 2006 Act, the Directors have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that Section to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

(B)          Authorisation of a matter under this Article 91 is effective only if:

(a)          the matter in question is proposed in writing for consideration at a Directors’ meeting in accordance with the Directors’ normal procedures or in such other manner as the Directors may approve;

(b)          the proposal is dealt with as an item of business at that Directors’ meeting in accordance with the Directors’ normal procedures (subject to sub-paragraphs (c) and (d) below);

(c)           any requirement as to the quorum at the Directors’ meeting, or the part of a Directors’ meeting, at which the matter is considered is met without counting the Director in question and any other interested Director (together the “interested directors”); and

(d)          the matter is agreed to without the interested directors voting, or the matter would have been agreed to if the votes of the interested directors had not been counted.

(C)          Any authorisation of a matter under this Article 91 extends to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

(D)          Any authorisation of a matter under this Article 91 may be given on or subject to such conditions or limitations as the Directors determine, whether at the time such authorisation is given or subsequently.  In particular, the Directors may provide:

(a)          for the exclusion of some or all of the interested directors from the receipt of information, or participation in discussion (whether at Directors’ meetings or otherwise), relating to the matter authorised by the Directors; or

(b)          with respect to an interested director who obtains information that is confidential to a third party, that he is not obliged to disclose that information to the Company, or to use the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence.

A Director must comply with any obligations imposed on him by the Directors in or pursuant to any authorisation.

(E)          A Director is not, except as otherwise agreed by him, accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under this Article 91, and any contract, transaction or arrangement relating to such matter is not liable to be avoided on the grounds of any such benefit.

(F)          An authorisation under this Article 91 may be terminated by the Directors at any time.

(G)          The provisions of paragraph (B) above apply in relation to any modification of the conditions or limitations on or subject to which an authorisation is given as they apply in relation to the giving of the authorisation.

(H)          An authorisation must be recorded in writing, but failure to do so will not invalidate the authorisation.

(I)            Notwithstanding any other provision of the Articles, the Directors may not delegate the powers conferred on them under paragraph (A) above.

APPOINTMENT AND RETIREMENT OF DIRECTORS

92.          Vacation of office of director

The office of a Director shall be vacated in any of the following events, namely:

(A)          if pursuant to any provisions of the Statutes he is removed or prohibited from being a Director;

(B)          if he shall resign by writing under his hand left at the Office, or if he shall tender his resignation and the Directors shall resolve to accept the same, or if, having been appointed for a fixed term, the term expires, or if his office as a director is vacated pursuant to Article 97;

(C)          if he shall have a receiving order made against him, become bankrupt, apparently insolvent, execute a trust deed for behalf of his creditors or shall compound with his creditors generally;

(D)          if a registered medical practitioner who is treating him gives a written opinion to the Company stating that the Director has become mentally incapable of acting as a director and may remain so for more than three months or, by reason of his mental health, a court makes an order which wholly or partly prevents him from personally exercising any powers or rights that he would otherwise have, or otherwise the other Directors unanimously consider the Director is otherwise mentally incapable of acting as a director;

(E)          if he shall be absent from meetings of the Directors for three months without leave and his alternate Director (if any) shall not during such period have attended in his stead and the Directors shall resolve that his office be vacated; or

(F)          if he shall be removed from office by notice in writing served upon him signed by all his co-Directors, but so that in the case of a Director holding an executive office which automatically determines on his ceasing to be a Director such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages in respect of the consequent termination of his executive office.

93.          Retirement of directors by rotation

At the Annual General Meeting in each year any Director bound to retire under Article 97 and any Directors who were not appointed at one of the preceding two Annual General Meetings shall retire from office and may offer themselves for re-election by the members.

94.          When directors deemed to be reappointed

The Company at the meeting at which a Director retires under any provision of the Articles may (subject to Article 98) by Ordinary Resolution fill up the office being vacated by electing thereto the retiring Director or some other person eligible for appointment.  In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:

(A)          where at such meeting it is expressly resolved not to fill up such office or a resolution for the re-election of such Director is put to the meeting and lost;

(B)          where such Director has given notice in writing to the Company that he is unwilling to be re-elected;

(C)          where the default is due to the moving of a resolution in contravention of the next following Article;

(D)          where such Director has attained any retiring age applicable to him as Director;

(E)          where, if such Director was re-elected, he would be required to vacate the office of Director pursuant to Article 92.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without break.

95.          Resolution

A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

96.          Notice of intention to appoint a director

No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than seven nor more than forty two days (inclusive of the date on which the notice is given) before the day appointed for the meeting there shall have been left at the Office, addressed to the Secretary, notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s Register of Directors together with notice in writing signed by the person to be proposed of his willingness to be elected.

97.          Removal and replacement of directors

The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office notwithstanding any provision of the Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement, and by Ordinary Resolution appoint another person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected as a Director.  In default of such appointment the vacancy arising upon the removal of a Director from office may be filled by the Directors as a casual vacancy.

98.          Appointment by ordinary resolution or by directors

The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director.  Without prejudice and in addition thereto, the Directors shall have the power at any time so to do, but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with the Articles.  Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for re-election; if not re-elected at such General Meeting, he shall vacate office at its conclusion.

ALTERNATE DIRECTORS

99.          (A)           Power to appoint alternate directors

Any Director (other than an alternate Director) may at any time by writing under his hand and deposited at the Office, or received by the Secretary or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment.  If such alternate Director is not another Director, such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

(B)          Termination

The appointment of an alternate Director shall automatically determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director or if the approval of the Directors to his appointment is withdrawn.  An alternate Director may by writing under his hand left at the Office resign such appointment.

(C)          Alternate to receive notices

An alternate Director shall (except when absent from the United Kingdom) be entitled, if his appointor so requests, to receive notices of meetings of the Directors to the same extent as, but in lieu of, the Director appointing him and shall be entitled to attend and vote as a Director and be counted for the purposes of a quorum at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of the Articles shall apply as if he were a Director.  If he shall himself be a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative.  If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill-health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor.  To such extent as the Directors may from time to time determine in relation to any committees formed under Article 108 the foregoing sentences shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member.  An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of the Articles.

(D)          Alternate may be paid expenses but not remuneration

An alternate Director may be repaid expenses, and shall be entitled to be indemnified, by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any remuneration except only such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

PROCEEDINGS OF DIRECTORS

100.       (A)          Meetings of directors

Subject to the provisions of the Articles, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.  Questions arising at any meeting shall be determined by a majority of votes.  In case of an equality of votes the chairman of the meeting shall have a second or casting vote.  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.  Notice of a meeting of Directors shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing or by electronic means to him at his last known address or any other address given by him to the Company for this purpose.  A Director absent or intending to be absent from the United Kingdom may request that notices of meetings of Directors shall during his absence be sent in writing or by electronic means to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent and if no such request is made it shall not be necessary to give notice of a meeting of Directors to any Director who is for the time being absent from the United Kingdom.  A Director may waive notice of any meeting either prospectively or retrospectively.

(B)          Participation in meetings remotely

Any one or more (including, without limitation, all) of the Directors, or any committee of the Directors, may participate in a meeting of the Directors or of such committee by means of a conference telephone or similar communications equipment (whether in use when these Articles are adopted or developed subsequently) allowing all persons participating in the meeting to hear and speak to each other throughout such meeting.

Participating by such means shall constitute presence in person at a meeting.  Such meeting shall be deemed to have occurred at the place where most of the Directors participating are present or, if there is no such place, where the chairman of the meeting is present.

101.       Authority to vote

A Director who is unable to attend any meeting of the Directors and has not appointed an alternate Director may authorise any other Director to vote for him at that meeting, and in that event the Director so authorised shall have a vote for each Director by whom he is so authorised in addition to his own vote.  Any such authority must be in writing or by cable, telegram, telex or facsimile which must be produced at the meeting at which the same is to be used and be left with the Secretary for retention.

102.       Quorum

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be three.  A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

103.       Directors’ interests

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract (or any transaction or arrangement whether or not constituting a contract) with the Company shall declare the nature of his interest in accordance with the provisions of the Statutes.

104.       (A)           Restrictions on voting

Save as herein provided, a Director shall not vote at any meeting of the Directors in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him within the meaning of Section 252 of the 2006 Act) is, to his knowledge, a material interest (otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company).  A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(B)          Where interest does not prevent voting

Subject to the provisions of the Statutes a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(i)            the giving of any security or indemnity to him pursuant to Article 157 or in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(ii)           the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)          any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(iv)          any proposal concerning any other company (not being a company in which he owns one per cent or more) in which he is interested, directly or indirectly and whether as an officer, or shareholder, creditor or otherwise howsoever;

(v)           any proposal concerning the adoption, modification or operation of a pension fund or retirement death or disability benefits scheme or employees’ share scheme which relates both to Directors and employees of the Company or of any of its subsidiary undertakings and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates;

(vi)          any contract or arrangement for the benefit of employees of the Company or of any of its subsidiary undertakings under which he benefits or stands to benefit in a similar manner to the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the contract or arrangement relates; and;

(vii)         any proposal concerning insurance which the Company proposes to purchase and/or maintain for the benefit of any Directors of the Company or for persons who include Directors of the Company, provided that for the purposes of this sub-paragraph (vii), insurance shall mean only insurance against liability incurred by a Director in respect of any act or omission by him referred to in Article 87(B), or any other insurance which the Company is empowered to purchase and/or maintain for, or for the benefit of, any groups of persons consisting of or including Directors of the Company.

For the purposes of sub-paragraph (iv) above, a company shall be deemed to be one in which a Director owns one per cent or more if and so long as (but only if and so long as) he, taken together with any person connected with him within the meaning of Section 252 of the 2006 Act, is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent or more of any class of the equity share capital of that company or of the voting rights available to members of that company.  For the purpose of this paragraph there shall be disregarded any shares held by the Director or any such person as simple trustee under the laws of Scotland or bare or custodian trustee under the laws of England and Wales and in which he has no beneficial interest, any shares comprised in a trust in which his, or any such person’s, interest is in reversion or remainder or fee if and so long as some other person is entitled to receive the income of the trust, and any shares comprised in an authorised unit trust scheme in which he, or any such person, is interested only as a unit holder.  Where a company in which a Director owns one per cent or more is materially interested in a contract or arrangement or other proposal, he also shall be deemed to be materially interested in that contract, arrangement or other proposal.

(C)          Consideration of matters involving two or more directors

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (B)(iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(D)          Materiality of directors’ interests

If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting (or in the case of a question as to the materiality of an interest or entitlement to vote of the chairman, one of the Deputy Chairmen or in his absence one of the Vice-Chairmen) and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of such Director has not been fairly disclosed.

(E)          Alternate Directors

In relation to an alternate Director, the interest of his appointor shall, for the purposes of this Article, be treated as the interest of the alternate Director in addition to an interest which the alternate Director otherwise has.  This Article applies to an alternate Director as if he were a Director.

(F)          Relaxation of provisions

Subject to the Statutes, the Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

105.       Proceedings in case of vacancies

The continuing Directors may act notwithstanding any vacancies in their number, but if and so long as the number of Directors is reduced below the number fixed by or in accordance with the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General Meetings of the Company, but not for any other purpose.  If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

106.       Chairman

The Directors may elect a Chairman and one or more Deputy Chairmen and one or more Vice-Chairmen and determine the period for which each is to hold office.  The Chairman or, in his absence, one of any Deputy Chairmen or, in his absence, one of any Vice-Chairmen shall preside at meetings of the Directors, but if no Chairman or Deputy Chairman or Vice-Chairman shall have been appointed, or if at any meeting none of them be present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.  If at any time there is more than one Deputy Chairman or Vice-Chairman the right (in the absence of the Chairman or of the Chairman and the Deputy Chairmen respectively) to preside at a meeting of Directors shall be determined as between the Deputy Chairmen (in the absence of the Chairman) or Vice-Chairmen (in the absence of the Chairman and the Deputy Chairmen) present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

107.       Resolutions in writing

A resolution in writing signed or confirmed by electronic means by all the Directors entitled to vote on the resolution at a meeting of Directors (provided that their number is sufficient to constitute a quorum), or by all the members of a committee formed under the next following Article, shall be as valid and effective as a resolution passed at a meeting of the Directors or, as the case may be, of such committee duly convened and held. Any such resolution must be in writing but may consist of several documents or electronic communications each with the relevant resolution in the like form and signed, authenticated or otherwise confirmed by electronic means by each of the Directors or members of the relevant committee.

108.       Committees of directors

The Directors may delegate any of their powers, authorities or discretions (including, for the avoidance of doubt, any powers, authorities or discretions relating to the remuneration of Directors, the varying of Directors’ terms and conditions of employment or the conferring of any benefit on Directors) to committees consisting of such Directors, or any other person, as the Directors think fit.  Insofar as any such power, authority or discretion is delegated to a committee, any reference in the Articles to the exercise by the Directors of the power, authority or discretion so delegated shall be read and construed as if it were a reference to the exercise by such committee.  Any committee so formed shall in the exercise of the powers, authority or discretions so delegated conform to any regulations which may from time to time be imposed by the Directors.  Subject to such regulations, any member of a committee may enjoy voting rights in the committee.  Any delegation under this Article shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to sub-committees or any other person any of the powers, authorities or discretions delegated, and may be made subject to such conditions as the Directors may specify, and may be revoked or altered.  The Directors may at any time dissolve any such committee or revoke, vary or suspend any delegation made to any such committee.

109.       Proceedings of committee

The meetings and proceedings of any such committee consisting of two or more members (including the exercise of all powers, authorities and discretions vested in such committee) shall be governed by the provisions of the Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

110.       Validity of proceedings

All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any such Directors (or their alternates), or member of the committee, or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director (or alternate Director) or member of the committee and had been entitled to vote.

BORROWING POWERS

111.       Power to borrow and grant security

The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, guarantee, liability or obligation of the Company or of any third party.

GENERAL POWERS OF DIRECTORS

112.       Business to be managed by the directors

The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by the Articles required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of the Articles, to the provisions of the Statutes and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.  The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

113.       Local boards, etc

The Directors may make such arrangements as they think fit for the management and transaction of the Company’s affairs in any specified locality whether in the United Kingdom or elsewhere and without prejudice to the generality of the foregoing may at any time and from time to time (a) establish Regional, Divisional or Local Boards, Committees or Agencies in the United Kingdom or elsewhere, (b) appoint any one or more of the Directors or any other person or persons to be members thereof for such period and at such remuneration as the Directors may deem fit, (c) revoke from time to time any such appointment, (d) fix the quorum of the said Regional, Divisional or Local Boards and Committees, (e) delegate to such Regional, Divisional or Local Boards, Committees and Agencies from time to time all or such powers, authorities and discretions vested in the Directors (other than the power to make calls) as the Directors may deem expedient, with power to sub-delegate, and (f) annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

114.       Powers of attorney

The Directors may from time to time and at any time by power of attorney or factory and commission or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the Attorney or Attorneys or Commissioner or Commissioners of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or factory and commission may contain such provisions for the protection and convenience of persons dealing with any such Attorney or Commissioner as the Directors may think fit, and may also authorise any such Attorney or Commissioner to sub-delegate all or any of the powers, authorities and discretions vested in him.  The Directors may delegate all or any of their powers under this Article.

115.       Overseas registers

Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory outside the United Kingdom a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

116.       Execution by the Company

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors or any duly authorised committee shall from time to time determine.

DEPARTMENTAL, REGIONAL OR LOCAL DIRECTORS

AND OTHER APPOINTEES

117.       (A)          Use of designation “Director”

The Directors may from time to time appoint any person to be a Departmental, Regional or Local Director or (without prejudice to the powers conferred by Article 113) to any other appointment including the word “Director” in its title (any person so appointed pursuant to this Article being in this Article called “an Appointee”).

(B)          Powers and duties of Appointee

The Directors may from time to time define, limit or restrict the powers and duties of an Appointee and determine his remuneration and may at any time remove any such person from such office but without prejudice to any claim for damages for breach of any contract of service between him and the Company.  Any person so appointed as an Appointee shall not, by reason only of such appointment, be a Director of the Company for any of the purposes of the Articles or of the Statutes, nor shall he have, by reason only of such appointment, any of the powers or duties of a Director save in so far as specific powers or duties may be vested in him by the Directors as aforesaid.  The Directors may at any time determine the use of any designation or title including the word “Director”.

(C)          Attendance at board meetings

An Appointee shall not be entitled, by reason only of such appointment, to receive notice of or to attend at any meeting of the Directors unless he is specifically invited by the Directors to do so, and as an Appointee he shall not be entitled to vote thereat.

(D)          Appointment of other officers

The Directors may from time to time appoint managers, deputy managers, assistant managers or any other officers on such terms and for such period as the Directors may think fit.  The Directors may from time to time define, limit or restrict the powers and duties of any person appointed to any such office and determine his remuneration and may at any time remove any such person from such office but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

SECRETARY

118.       Secretary

The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit.  Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.  If thought fit two or more persons may be appointed as Joint Secretaries.  The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy Secretaries and Assistant Secretaries.  Anything by the Statutes or by the Articles required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Deputy or Assistant Secretary, or if there is no Deputy or Assistant Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors.

SEALS

119.       (A)          Custody of seal

The Directors shall provide for the safe custody of the Seal and it shall not be used without the authority of the Directors or a committee authorised by the Directors in that behalf.

(B)          Formalities for affixing the seal

Every deed, contract, document, instrument or other writing to which the Seal shall be affixed shall (except as permitted by Article 17) be (A) signed by a Director or by some other person appointed by the Directors for the purpose and countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose, (B) signed by one Director in the presence of a witness, or (C) signed by such other person or persons as the Directors may approve.

EXECUTION OF DOCUMENTS

120.       Execution of documents

Subject to the provisions of the Statutes, all deeds, contracts, documents, instruments or other writings not executed under Seal may be signed by a Director or by the Secretary or by some other person appointed by the Directors or by a duly authorised committee for that purpose and that whether or not relating to heritable or real property.  Provided that this Article and the provisions of Article 119(B) are without prejudice to any other manner of execution of documents permitted or prescribed by the Statutes.

AUTHENTICATION OF DOCUMENTS

121.       Authentication of documents

Any Director or the Secretary or any person appointed by the Directors or by a duly authorised committee for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the officer, servant or agent of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.  A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

122.       Declaration of dividends

The Company may by Ordinary Resolution declare dividends but no dividend shall be payable except out of the profits of the Company available for distribution under the provisions of the Statutes, or in excess of the amount recommended by the Directors, or in contravention of the special rights attaching to any share.  Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid, and shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.  The amounts of any such pro rata apportionments shall be determined by the Directors as they think fit in all respects including as to any Applicable Exchange Rate applied by them for the purposes of converting any amount denominated in one currency into another currency for such determination.  Provided that the Directors act bona fide they shall not incur any responsibility to the holders of any share in respect of the determination of such pro rata apportionment.  For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

123.       (A)          Interim dividends

Subject to the Statutes, the Directors may, if it appears to the Directors that they are justified by the profits of the Company, pay interim dividends and fixed dividends or dividends not exceeding a specified amount expressed to be payable on fixed, half-yearly or such other dates prescribed for the payment thereof. Any interim dividends may be in respect of any class, of such amount and payable on such dates and in respect of such periods as the Directors think fit. Such payments of interim dividends, fixed dividends or dividends not exceeding a specified amount in respect of any class of share shall be subject to the special rights attaching to any share provided that the Directors may, in any event, pay an interim dividend on the Ordinary Shares at a rate not exceeding £0.01 per Ordinary Share. If the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss which they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferred rights. For the purpose of ascertaining the distributable profits or reserves of the Company available for distribution at any time and the extent to which the same may cover fixed dividends or dividends not exceeding a specified amount expressed to be payable at such time, the Directors may convert any such profits or reserves denominated in, and any fixed dividend or dividends not exceeding a specified amount expressed to be payable in, a Foreign Currency into Sterling at the Applicable Exchange Rate.

(B)          Directors’ responsibility

Provided that the Directors act bona fide, they shall not incur any responsibility to the holders of any share conferring a preference which may at any time be issued for any damage they may suffer by reason of the payment of an interim dividend on any shares ranking after such preference shares.  A resolution of the Directors declaring the interim dividend shall (once announced) be irrevocable and have the same effect in all respects as if such dividend had been declared upon the recommendation of the Directors by an Ordinary Resolution of the Company.

124.       Profits and losses from past date

Subject to the provisions of the Statutes, where any asset, business or property is bought by, transferred to or vested in the Company as from a past date (whether such date be before or after the incorporation of the Company) the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company.  Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

125.       Interest not payable

No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.  The provisions of this Article shall not affect the provisions of Article 44.

126.       Permitted deductions

The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

127.       Retention of dividends

The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respects of which the lien exists.

128.       Waiver of dividends

The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

129.       Unclaimed dividends

All dividends or other moneys payable on or in respect of a share unclaimed after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until, subject as provided by the Articles, claimed.  The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.  The provisions of this Article shall not affect the provisions of Article 44.

130.       Forfeiture of unclaimed dividends

Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

131.       Dividends in specie

The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may (a) settle the same as they think expedient and in particular may issue fractional certificates or may authorise any person to sell and transfer any fractions or disregard fractions altogether, (b) fix the value for distribution of such specific assets or any part thereof, (c) determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and (d) vest any such specific assets in trustees as may seem expedient to the Directors.

132.       Scrip dividend on Ordinary Shares

The Directors may, subject to the rights attached to any class of share, with the prior sanction of an Ordinary Resolution of the Company, offer the holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of all or part of such dividend or dividends as are specified by such resolution.  Such offer may be made by the Directors upon such terms and conditions as they think fit, provided that the following provisions shall apply in any event:

(A)         the said Ordinary Resolution may specify all or part of a particular dividend (whether or not already declared) or may specify all or any dividends (or any part of such dividends) declared or to be declared or paid within a specified period, but such period may not end later than the beginning of the fifth Annual General Meeting following the date of the meeting at which such resolution is passed;

(B)          the entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forego provided always that, in calculating the entitlement, the Directors may at their discretion adjust the figure obtained by dividing the relevant value by the amount payable on the Ordinary Shares up or down so as to procure that the entitlement of each shareholder to new Ordinary Shares may be represented by a simple numerical ratio.  For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the Company’s Ordinary Shares on the London Stock Exchange, as derived from the Daily Official List, on the day on which the Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by the Directors on such basis as they consider fair and reasonable.  A certificate or report by the Auditors as to the amount of the average quotation in respect of any dividend shall be conclusive evidence of that amount;

(C)          the basis of allotment shall be such that no member may receive a fraction of a share.  The Directors may make such provisions as they think fit for any fractional entitlements, including provisions whereby, in whole or in part, fractional entitlements are disregarded or the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any shareholder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such shareholder of fully paid Ordinary Shares;

(D)          the Directors, after determining the basis of allotment, shall notify the holders of Ordinary Shares of the right of election offered to them, and shall send with, or following, such notification, forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective;

(E)          the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect whereof the said election has been duly made (“the elected Ordinary Shares”) and instead thereof additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid.  For such purpose the Directors shall capitalise out of such of the sums standing to the credit of any of the Company’s reserves (including Share Premium Account and Capital Redemption Reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of new Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.  A resolution of the Directors capitalising any part of the reserves or profits hereinbefore mentioned shall have the same effect as if such capitalisation had been declared by Ordinary Resolution of the Company in accordance with Article 137;

(F)          the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend;

(G)         any resolution of the Company or the Directors, passed on or after the date of adoption of the Articles, declaring a dividend in respect of which (or in respect of any part of which) a right of election is offered under this Article (whether before or after the passing of the resolution) shall be deemed to include (if not expressly included) a provision that the dividend declared (or the part thereof in respect of which the right of election is offered) shall not be payable in respect of Ordinary Shares as regards which a valid acceptance of the offer under this Article shall have been received by the Company not later than the final time for receipt of forms of election;

(H)          Unless the Directors otherwise determine, or unless the Uncertificated Securities Regulations and/or the rules of the relevant system concerned otherwise require, the new Ordinary Share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his elected Ordinary Shares shall be in uncertificated form (in respect of the member’s elected Ordinary Shares which were in uncertificated form on the date of the member’s election) and in certificated form (in respect of the member’s elected Ordinary Shares which were in certificated form on the date of the member’s election); and

(I)            the Directors may also from time to time establish, continue or vary a procedure for election mandates, which, for the avoidance of doubt, may include an election by means of a relevant system and mandates given before the adoption of the Articles, under which a holder of Ordinary Shares may elect to receive Ordinary Shares credited as fully paid instead of cash in respect of all future rights offered to that holder under this Article until the election mandate is revoked or deemed to be revoked in accordance with the procedure;

(J)           the Directors may undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of this Article;

(K)          notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash after all and if they so determine then all elections made shall be disregarded.  The dividend shall be payable wholly in cash if the ordinary share capital of the Company ceases to be listed on the Official List of the London Stock Exchange at any time prior to the due date of issue of the additional shares or if the listing is suspended and not reinstated by the date immediately preceding the due date of such issue;

(L)          the Directors may on any occasion determine that rights of election hereunder shall be subject to such exclusions, restrictions or other arrangements as the Directors may deem necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised regulating body or any stock exchange in, any territory; and

(M)         this Article shall have effect without prejudice to the other provisions of the Articles and such provisions shall also have effect without prejudice to the provisions of this Article.

133.       (A)          Procedure for payment

Any dividend or other monies payable in cash on or in respect of a share may be paid by such method as the Directors, in their absolute discretion may decide which, for the avoidance of doubt, may include (i) by any usual common banking or funds transfer method (including, without limitation, direct debit, bank transfer and electronic funds transfer) or (ii) by cheque, warrant or other financial instrument. The Directors may determine that only one payment method shall be used and/or that different methods for payments may apply to different holders or groups of holders.

If the Directors determine that a payment is to be made by any usual or common banking or funds transfer method, payment shall be to or through such person as the holder or joint holders may in writing direct, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions.

If the Directors determine that a payment is to be made by cheque, warrant or other financial instrument, then such payment shall be sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder or otherwise by operation of law, to any one of such persons), or to such person and such address as such member or person or persons may in writing direct.  Any such cheque shall be crossed and bear across its face the words “account payee” or “a/c payee” either with or without the word “only”, and any such cheque or warrant or other financial instrument shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law may direct.  Payment of the cheque or warrant or other financial instrument by the banker upon whom it is drawn or, in respect of uncertificated shares, the making of payment in accordance with the facilities and requirements of the relevant system, shall be a good discharge to the Company. Any such cheque or warrant or other financial instrument shall be sent at the risk of the person entitled to the money represented thereby.

If a holder (or joint holders) does not specify an account of a type prescribed by the Directors, or an address, or does not specify other details necessary to make a payment of a dividend or other sum for the method determined by the Directors, and in each case that information is necessary in order to make a payment of a dividend or other sum by the means by which the Directors have determined pursuant to Article 133(A), or payment cannot be made using the details provided by the holder (or joint holders), or the payment is rejected or refunded, the dividend or other sum shall be treated as an uncashed dividend for the purposes of the Articles.

(B)                              Uncertificated shares

In respect of uncertificated shares every such payment of dividend or other monies made by any method referred to in this Article 133 may be made in any such manner as may be consistent with the facilities and requirements of the relevant system.  Without prejudice to the generality of the foregoing, in respect of uncertificated shares, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders, or of such person as the holder or joint holders may in writing direct.

(C)                              Uncashed Dividends

The Company may cease to send any cheque, warrant or other financial instrument through the post or employ any other means of payment, including payment by means of a relevant system, for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or other financial instruments have been returned undelivered or remain uncashed or that means of payment has failed.  In addition, the Company may cease to send any cheque, warrant or other financial instrument through the post or may cease to employ any other means of payment if, in respect of one dividend payable on those shares, the cheque, warrant or other financial instrument has been returned undelivered or remains uncashed or that means of payment has failed and reasonable enquiries have failed to establish any new address or account of the registered holder.  Subject to the provisions of the Articles, the Company may recommence sending cheques, warrants or other financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled to transmission requests such recommencement in writing.  All monies represented by cheques, warrants or other financial instruments or means of payment not sent or employed under this paragraph (C) shall be deemed to be unclaimed dividends or monies and the provisions of Articles 44 and 129 shall apply thereto.

(D)                              Currency of payment

Subject to the provisions of the Articles and to the rights attaching to or the terms of issue of any shares, any dividends or other monies on or in respect of a share may be paid in such currency on the basis of the Applicable Exchange Rate as the Directors may think fit or otherwise determine.

134.                      Receipts where joint holders

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

RECORD DATE

135.                      Record date

Notwithstanding any other provision of the Articles but without prejudice to the rights attached to any shares and subject to the Statutes, the Company or the Directors may by resolution specify any date (the “record date”) as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.

RESERVES

136.                      (A)                               Reserves

The Directors may from time to time subject to the rights attaching to any share set aside out of the profits of the Company and carry to reserve such sums in such currencies as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested.  The Directors may divide the reserve into such special funds denominated in such currencies as they think fit, and may consolidate into one fund denominated in such currencies as they think fit any special funds or any parts of any special funds into which the reserve may have been divided.  The Directors may also without placing the same to reserve carry forward any profits.  In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes and the Articles.

(B)                              Limitation on carrying sums to reserve

Notwithstanding the provisions of paragraph (A) of this Article:

(i)                                unless the Directors shall determine in relation to any New Preference Shares prior to the allotment thereof that this paragraph (B)(i) shall not apply thereto the Directors shall not set aside out of profits and carry to any reserve fund referred to in paragraph (A), or carry forward in the manner described in paragraph (A), any sum then required for the payment of dividend payable on any New Preference Shares which may be properly applied for that purpose; and

(ii)                                if at any time there shall be insufficient profits standing to the credit of the profit and loss account (or any other of the Company’s accounts or reserves) and available for distribution for the payment of any such dividend referred to in paragraph (B)(i) above, the Directors shall (subject to the Statutes) withdraw from any such reserve fund referred to in paragraph (A) such sum (calculated at the Applicable Exchange Rate) as may be required for payment of any such dividend (and so that the Directors shall not require the consent of the Company in General Meeting to such withdrawal).  Subject to the Statutes, any sum so withdrawn (and any profits previously carried forward pursuant to paragraph (A) subsequently required for the payment of any such dividend) may be applied in or towards payment of such dividend.

(C)                              Different currencies

Any consolidation of or any credit to, debit from or other transfer between reserves denominated in different currencies shall be effected at the Applicable Exchange Rate.

CAPITALISATION OF PROFITS AND RESERVES

137.                      Power to capitalise profits

(A)                       Subject to the Statutes and to the rights attaching to any share, the Company may upon the recommendation of the Directors by Ordinary Resolution and subject as hereinafter provided, resolve to capitalise any part of the undivided profits of the Company (whether or not the same are available for distribution) or any part of any sum standing to the credit of any of the Company’s reserves (including Share Premium Account and Capital Redemption Reserve), provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend, and authorise the Directors to appropriate the profits or sum resolved to be capitalised either in accordance with the rights attaching to any share or to the Ordinary Shareholders in the proportions in which such profits or sum would have been divisible amongst them had the same been applied or been applicable in paying a dividend on the Ordinary Shares and to apply such profits or sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by them respectively, or in paying up in full new shares or debentures or other securities or obligations of the Company of a nominal amount equal to such profits or sum, such shares or debentures or other securities or obligations to be allotted and distributed credited as fully paid up to and amongst them in the proportion aforesaid, or partly in one way and partly in the other:

Provided that any Share Premium Account and Capital Redemption Reserve and any profits which are not available for distribution may only be applied hereunder in the paying up of new shares to be allotted as fully paid.

(B)                           In addition and without limiting the generality of paragraph (A) of this Article, the Directors may at any time without any resolution of the shareholders capitalise any profit or reserve which may be capitalised pursuant to paragraph (A) of this Article and which is required to be capitalised to enable the Company to allot and issue fully paid shares to the holders of convertible securities pursuant to the rights of conversion conferred upon such holders and in any such case the Directors shall apply any sum so capitalised in paying up and issuing to such holders such number of shares of such nominal amounts and conferring such rights and being subject to such restrictions as shall be required to enable the Company to comply with its obligations.

138.                      (A)                               Procedure for capitalisation

Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the profits or sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures or other securities (if any) and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provisions as they think fit for the case of shares or debentures or other securities becoming distributable in fractions (including provisions whereby any fractional entitlements which would arise on the basis aforesaid are disregarded or the benefit thereof accrues to the Company rather than to the members concerned) and also to authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and for matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(B)                              Power to capitalise in relation to subscription price in an employees’ share scheme

Notwithstanding any other provisions contained in the Articles, the Directors may capitalise all or part of the Company’s reserves that can be used for this purpose in order to pay up the nominal value of an Ordinary Share to be issued under any employees’ share scheme, including if an adjustment is made to the subscription price payable by an option holder under any employees’ share scheme which results in the adjusted price per share payable on the exercise of an option in respect of an Ordinary Share being less than the nominal value of such Ordinary Share (the “adjusted price”), in respect of and following the exercise of the relevant option (the “new share”).  The amount to be so capitalised shall be the nominal value, or in respect of an adjusted price equal to the difference between the adjusted price and the nominal value of the new share.  The Directors shall apply such amount in paying up in full the balance payable on the new share.  The Directors may take such steps as they consider necessary to ensure that the Company has sufficient reserves available for such application.  No further authority of the Company in General Meeting is required.

MINUTES AND BOOKS

139.                      Keeping of minutes and books

The Directors shall cause Minutes to be made in books kept for the purpose of recording:

(A)                            the names of the Directors or their alternates and any other persons present at each meeting of Directors and of any committee formed under Article 108.

(B)                          all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees formed under Article 108.

Any such Minute shall be conclusive evidence of any such proceedings if it purports to be signed by the chairman of the meeting at which the proceedings were had, or by the chairman of the next succeeding meeting.

140.                      Safeguarding of minutes and books

Any register, index, minute book, book of account or other book required by the Articles or the Statutes to be kept by or on behalf of the Company may be kept in any manner as the Directors may determine, provided that the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

ACCOUNTS

141.                      Right to inspect accounts

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or, subject to the Statutes, at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.  No member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

142.                      Preparation and laying of accounts

The Directors shall from time to time in accordance with the provisions of the Statutes cause to be prepared and to be laid before a General Meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.

143.                      Accounts to be sent to members

A copy of every balance sheet and profit and loss account, which is to be laid before a General Meeting of the Company (including every document required by law to be attached or annexed thereto) and of the Directors’ and Auditors’ reports or (where permitted by the Statutes and/or any applicable regulations and if the Directors so resolve from time to time) a copy of a summary financial statement instead of such balance sheet, profit and loss account and reports shall, not less than twenty one days before the date of the meeting, be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive, or to whom the Company is obliged to send, notices of meetings from the Company under the provisions of the Statutes or of the Articles; Provided that this Article shall not require a copy of these documents to be sent to more than one of joint holders or to any person who is not entitled to receive notices of meetings and of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office and the Company shall comply with all other obligations under the Statutes.

Reference in this Article to copies of the above-mentioned documents and/or statements being sent to any person include (without prejudice to any other provision of the Articles) references to copies of such documents and/or statements being sent, or treated as sent, to such person in electronic form or by means of a website in accordance with the company communication provisions, and the provisions of section 430 of the 2006 Act shall apply in respect of the making available of annual accounts and reports on a website.

AUDITORS

144.                      Validity of acts of auditors

Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

145.                      Rights of auditors

The Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive, and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

COMMUNICATIONS

146.                      Communications to the Company

(A)                           Subject to the Statutes and except where otherwise expressly stated, any document or information to be sent or supplied to the Company (whether or not such document or information is required or authorised under the Statutes) shall be in hard copy form or, subject to paragraph (B) below, be sent or supplied in electronic form or by means of a website.

(B)                           Subject to the Statutes, a document or information may be given to the Company in electronic form only if it is given in such form and manner and to such address as may have been specified by the Directors from time to time for the receipt of documents in electronic form.  The Directors may prescribe such procedures as they think fit for verifying the authenticity or integrity of any such document or information given to it in electronic form.

147.                      Communications by the Company

(A)                           A document or information may be sent or supplied in hard copy form by the Company to any member either personally or by sending or supplying it by post addressed to the member at his registered address or by leaving it at that address.

(B)                           Subject to the Statutes (and other rules applicable to the Company), a document or information may be sent or supplied by the Company to any member in electronic form to such address as may from time to time be authorised by the member concerned, or by making it available on a website and notifying the member concerned that it has been made available on the website, in accordance with the Statutes (and other rules applicable to the Company). A member shall be deemed to have agreed that the Company may send or supply a document or information by means of a website if the conditions set out in the Statutes have been satisfied.

(C)                           In the case of joint holders of a share, any notice, document or information sent or supplied by the Company in any manner permitted by the Articles to the joint holder who is named first in the register in respect of the joint holding shall be deemed to be given to all other holders of the share. Any agreement by that joint holder that notices, documents and other information may be sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

(D)                           A member whose registered address is not within the United Kingdom and who notifies the Company of an address within the United Kingdom at which notices, documents or information may be supplied to him shall be entitled to have such things supplied to him at that address, but otherwise no such member shall be entitled to receive any notice, document or information from the Company. Such address may, at the Director’s discretion, be an electronic address to which notices, documents or information can be sent from the United Kingdom, but the Directors may at any time without prior notice (and whether or not the Company has previously sent or supplied any documents or information in electronic form to that electronic address) refuse to send or supply any documents or information to that electronic address if they believe that the refusal is necessary or expedient in relation to any legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange or other authority in, any territory, or that for any other reason it should not send or supply any documents or information to that electronic address.

(E)                           Subject to the Statutes, the Directors may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means under the Articles.

148.                      Communication during suspension or curtailment of postal services

(A)                           If at any time by reason of the suspension or curtailment of postal services within the United Kingdom (or some part of the United Kingdom) the Company is unable effectively to give notice of a General Meeting to some or all of its members or Directors then, subject to complying with paragraph (B) below, the Company need only give notice of the meeting to those members or Directors to whom the Company is entitled, in accordance with the Statutes, to give notice by electronic means.

(B)                           In the circumstances described in paragraph (A) above, the Company must:

(1)                            advertise the General Meeting by a notice which appears on its website and in at least two newspapers with a national circulation in the United Kingdom complying with the notice period requirements set out in Article 55; and

(2)                            send confirmatory copies of the notice (or, as the case may be, the notification of the website notice) by post to those members and Directors to whom notice (or notification) cannot be given by electronic means if at least six clear days before the meeting the posting of notices (and notifications) to addresses throughout the United Kingdom again becomes practicable.

149.                      When communication is deemed received

(A)                            Any document or information, if sent by first class post, shall be deemed to have been received on the day following that on which the envelope containing it is put into the post, or, if sent by second class post, shall be deemed to have been received on the second day following that on which the envelope containing it is put into the post, and in proving that a document or information has been received it shall be sufficient to prove that the letter, envelope or wrapper containing the document or information was properly addressed, prepaid and put into the post.

(B)                           Any document or information not sent by post but left at a registered address or address at which a document or information may be received shall be deemed to have been received on the day it was so left.

(C)                           Any document or information, if sent or supplied by electronic means, shall be deemed to have been received on the day on which the document or information was sent or supplied by or on behalf of the Company, and in proving such receipt it shall be sufficient to show that such document or information was properly addressed.

(D)                            If the Company receives a delivery failure notification following a communication by electronic means in accordance with paragraph (C) above, the Company shall send or supply the document or information in hard copy or electronic form (but not by electronic means) to the member either personally or by post addressed to the member at his registered address or by leaving it at that address.  This shall not affect when the document or information was deemed to be received in accordance with paragraph (C) above.

(E)                              Where a document or information is sent or supplied by means of a website, it shall be deemed to have been received:

(1)                                when the material was first made available on the website; or

(2)                               if later, when the recipient was deemed to have received notice of the fact that the material was available on the website.

(F)                               Where in accordance with Article 148(B)(1) notice is given by way of website notice and newspaper advertisement, such notice shall be deemed to have been given to each member or person entitled to so receive it at the later of:

(1)                                the time the notice is available on the website; and

(2)                             12.00 p.m. on the day when the advertisement appears (or, if it appears on different days, at 12.00 p.m. on the first of the days when it appears).

(G)                           A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(H)                            The accidental failure to send, or the non-receipt by any person entitled to, any document relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.  This paragraph applies to confirmatory copies of notices (and confirmatory notifications of website notices) sent pursuant to Article 148(B)(2) in the same way as it applies to notices of meetings.

(I)                                Every person who becomes entitled to a share shall be bound by every notice (other than a notice in accordance with Section 793 of the 2006 Act) in respect of that share which before his name is entered in the register was given to the person from whom he derives his title to the share.

(J)                             The provisions of this Article shall have effect in place of the company communications provisions relating to deemed delivery of documents or information by the Company.

150.                      Record date for communications

(A)                         For the purposes of giving notices of meetings, or of sending or supplying other documents or other information, whether under Section 310(1) of the 2006 Act, any other Statute, a provision in the Articles or any other instrument, or any other rules and regulations applicable to the Company, the Company may determine that persons entitled to receive such notices, documents or other information are those persons entered on the register at the close of business on a day determined by it.

(B)                         The day determined by the Company under paragraph (A) above may not be more than 15 days before the day that the notice of the meeting, document or other information is given.

151.                      Incapacitated members

(A)                          A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:

(1)                                such evidence as the Directors may reasonably require to show his title to the share; and

(2)                                an address at which notices may be sent or supplied to such person,

whereupon he shall be entitled to have sent or supplied to him at such address any document to which the said member would have been entitled.  Any document so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested (whether jointly with or as claiming through or under him) in the share.

(B)                          Save as provided by paragraph (A) above, any document or information sent or supplied to the address of any member pursuant to the Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

(C)                        The provisions of this Article shall have effect in place of the company communications provisions regarding the death or bankruptcy of a holder of shares in the Company.

152.                      Notice to warrant holders

The holders of share warrants shall not, unless otherwise expressed therein, be entitled in respect thereof to receive notices from the Company.

153.                      Untraced members

If on three consecutive occasions notices, documents or information have been sent to any member at his registered address or his address (including an electronic address) for the service of notices but have been returned undelivered, or if, after any one such occasion, the Directors or any committee authorised by the Directors in that behalf are of the opinion, after the making of all reasonable enquiries, that any further documents or information for such member would, if sent as aforesaid, likewise be returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the Transfer Office a new address within the

United Kingdom to be either this registered address or his address (including an electronic address) for the service of notices.

154.                      Statutory provisions as to notices

Nothing in any of Articles 146 to 153 inclusive shall affect any provision of the Articles or the Statutes that requires or permits any particular notice or other document to be sent or supplied in any particular manner.

WINDING UP

155.                      Liquidator may distribute in specie

If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members.  The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

PROVISION FOR EMPLOYEES

156.                      Provision for employees

The Directors may by resolution make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director, former director or shadow director) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

INDEMNITY

157.                      Indemnity

(A)                          Subject to the provisions of the 2006 Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company (including, but only if the Directors so determine, any person (whether an officer or not) engaged by the Company as auditor) shall be entitled to be indemnified out of the assets of the Company against (a) any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, (b) any liability incurred by him in connection with the Company’s activities as a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act), or (c) any other liability incurred by him in relation to the Company or its affairs, provided that this Article 157(A) shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 157(A), or any element of it, to be treated as void under the 2006 Act or otherwise under the Statutes.

(B)                         Without prejudice to paragraph (A) above or to any indemnity to which a Director may otherwise be entitled, to the extent permitted by the Statutes and otherwise upon such terms and subject to such conditions as the Directors may in their absolute discretion think fit, the Directors shall have power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by him:

(i)                                           in defending any criminal or civil proceedings or in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company;

(ii)                                         in defending himself in an investigation by a regulatory authority, or against action proposed to be taken by a regulatory authority, in connection with any such alleged negligence, default, breach of duty or breach of trust as foresaid; or

(iii)                                       in connection with any application referred to in section 205(5) of the 2006 Act,

or to enable a Director to avoid incurring such expenditure.

(C)                          In paragraph (A) above, “liability” includes costs, charges, losses and expenses.  For the purposes of paragraph (B) above, “associated company” shall be construed in accordance with Section 256 of the 2006 Act.

LIMITED LIABILITY

158.                      The liability of the members of the Company is limited to the amount, if any, unpaid on the shares held by them.

OBJECTS

159.                      Nothing in the Articles shall constitute a restriction on the objects of the Company to do (or omit to do) any act, and, in accordance with Section 31(1) of the 2006 Act, the Company’s objects are unrestricted.